UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials Pursuant to §240.14a-12

Processa Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Rules 14a-6(i)(1) and 0-11.

7380 Coca Cola Drive, Suite 106

Hanover, MD 21076

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 28, 2024

To the Stockholders of Processa Pharmaceuticals, Inc.:

NOTICE HEREBY IS GIVEN that the 2024 Annual Meeting of Stockholders of Processa Pharmaceuticals, Inc. will be held at our corporate office located at 7380 Coca Cola Drive, Suite 106, Hanover, MD 21076 on Friday, June 28, 2024, beginning at 1:00 p.m., Eastern Time. The Annual Meeting will be held for the following purposes:

1.	To elect the six directors nominated in the attached Proxy Statement to serve as directors until the 2025 Annual Meeting of Stockholders and until their respective successors have been elected and qualified;

2.	To approve an amendment and restatement of the Processa Pharmaceuticals, Inc. 2019 Omnibus Incentive Plan to increase the number of shares available for issuance under the Plan by 500,000 shares;

3.	To ratify the appointment of BD & Company, Inc. as the independent registered public accounting firm of Processa Pharmaceuticals, Inc. for the fiscal year ending December 31, 2024;

4.	To approve, by advisory vote, the compensation of our named executive officers; and

5.	To transact such other business as properly may come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting. Information relating to the above matters is set forth in the attached Proxy Statement.

The Board of Directors has fixed the close of business on April 29, 2024 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Stockholders who own shares of the Company’s common stock beneficially through a bank, broker or other nominee will also be entitled to attend the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting, and any business for which notice of the Annual Meeting is hereby given may be transacted at any such adjournment. A list of the stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder entitled to vote at the Annual Meeting, for any purpose germane to the Annual Meeting, during ordinary business hours and upon appointment, for a period of at least ten days prior to the Annual Meeting at the principal executive offices of the Company in Hanover, Maryland.

Your vote is very important to us, and it is important to us that your shares are represented regardless of the number of shares you may vote. We hope you will be able to attend the Annual Meeting, but in any event, we would appreciate you submitting your proxy as promptly as possible. You may vote by telephone or the Internet as instructed in the Notice of Internet Availability of Proxy Materials and in the accompanying proxy. If you received a copy of the Proxy Card by mail, you may also submit your vote by mail. We encourage you to vote by telephone or the Internet. These methods are convenient and save the Company significant postage and processing charges. If you attend the Annual Meeting, you may revoke your proxy and vote in person.

By order of the Board of Directors

/s/ George Ng
Chief Executive Officer
Hanover, Maryland
April 29, 2024

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Table of Contents

Proxy Statement Summary	2
Proposals to be Voted on at the 2024 Annual Meeting
Proposal No. 1: Election of Directors	6
Proposal No. 2: To approve an amendment and restatement of the Processa Pharmaceuticals, Inc. 2019 Omnibus Incentive Plan to increase the number of shares available for issuance under the Plan by 500,000 shares	9
Proposal No. 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm Audit Committee Report	19
Proposal No. 4: Advisory Approval of Named Executive Officer Compensation	22
Corporate Governance Matters	22
Executive Officers of the Company	26
Executive Compensation	28
Director Compensation	35
Security Ownership of Certain Beneficial Owners and Management	36
Stockholder Proposals	39
Stockholder Communications with the Board of Directors	39
Other Matters	39
Annex A – Amended and Restated Processa Pharmaceuticals, Inc. 2019 Omnibus Incentive Plan	A-1

Cautionary Note Regarding Forward-Looking Statements

The statements included in this Proxy Statement regarding future performance and results, expectations, plans, strategies, priorities, commitments, and other statements that are not historical facts are forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking, and other statements in this Proxy Statement regarding our environmental and other sustainability plans and goals, are not an indication that these statements are necessarily material to investors or are required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Forward-looking statements are based upon current beliefs, expectations, and assumptions and are subject to significant risks, uncertainties, and changes in circumstances that could cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023. Readers of this Proxy Statement are cautioned not to rely on these forward-looking statements since there can be no assurance that these forward-looking statements will prove to be accurate. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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7380 Coca Cola Drive, Suite 106

Hanover, MD 21076

PROXY STATEMENT

2024 Annual Meeting of Stockholders

to be held on June 28, 2024

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Processa Pharmaceuticals, Inc., a Delaware corporation (“Processa,” the “Company,” “we,” “our” or “us”), for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our corporate office located at 7380 Coca Cola Drive, Suite 106, Hanover, MD 21076 on Friday, June 28, 2024, beginning at 1:00 p.m., Eastern Time, and at any postponements or adjournments thereof.

If we determine that it is not possible or advisable to hold the Annual Meeting in person at our corporate office on the Annual Meeting date, we may make alternative arrangements to hold the Annual Meeting at a different date or time, in a different location, and/or by means of remote communication. In the event we determine it is necessary or appropriate to make alternative arrangements for the Annual Meeting, we will announce the decision to do so in advance, and details on how to participate will be issued by press release, posted on our website, and filed with the SEC as additional proxy soliciting material.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 28, 2024

We are taking advantage of Securities and Exchange Commission (“SEC”) rules that allow us to deliver proxy materials to our stockholders via the Internet. Under these rules, we are sending our stockholders a notice regarding the Internet availability of proxy materials instead of a full printed set of proxy materials. Our stockholders will not receive printed copies of the proxy materials unless specifically requested. On or about May 9, 2024, we will mail to our stockholders who have not previously requested to receive materials by mail or e-mail a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access this proxy statement and our annual report online and how you may submit your proxy on the internet or by telephone. If you received this notice by mail, you will not automatically receive a printed copy of our proxy materials or annual report unless you follow the instructions therein for requesting these materials. For directions to the Annual Meeting, please contact our Chief Administrative Officer, Wendy Guy at wguy@processapharmaceuticals.com.

Purpose of the Annual Meeting

The Board is soliciting your proxy for use at our Annual Meeting because you owned shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at the close of business on the Record Date, and, therefore, are entitled to vote at the Annual Meeting on the following proposals:

1.	To elect the six directors nominated in this Proxy Statement to serve as directors until the 2025 annual meeting of stockholders and until a successor is duly elected and qualified;

2.	To approve an amendment and restatement of the Processa Pharmaceuticals, Inc. 2019 Omnibus Incentive Plan to increase the number of shares available for issuance under the Plan by 500,000 shares;

3.	To ratify the appointment of BD & Company, Inc. as the independent registered public accounting firm of Processa Pharmaceuticals, Inc. for the fiscal year ending December 31, 2024;

4.	To approve, by advisory vote, the compensation of our named executive officers; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponements thereof.

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The Board unanimously recommends voting “FOR” the election of each of the Board’s nominees on Proposal 1 – Khoso Baluch, James Neal, George Ng, Geraldine Pannu, Justin Yorke and David Young; and “FOR” Proposals 2, 3 and 4 using the Proxy Card.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

Our Board of Directors is soliciting proxies for the Annual Meeting. You are receiving a proxy statement because you owned shares of our common stock on April 29, 2024 (our Record Date) and that entitles you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

This Proxy Statement includes information related to the proposals to be voted on at the Annual Meeting, the voting process, our Board of Directors, the compensation of executive officers and directors, and other information that the Securities and Exchange Commission requires us to provide annually to our stockholders.

Who is entitled to vote at the Annual Meeting?

Holders of common stock as of the close of business on the record date, April 29, 2024, will receive notice of, and be eligible to vote at, the Annual Meeting and at any adjournment or postponement thereof. At the close of business on the record date, we had outstanding and entitled to vote 2,857,896 shares of common stock.

How many votes do I have?

Each outstanding share of our common stock you owned as of the record date will be entitled to one vote for each matter considered at the Annual Meeting. There is no cumulative voting.

Who can attend the Annual Meeting?

Only persons with evidence of stock ownership as of the record date or who are invited guests of the Company, as determined by the Chairman of the Board or the executive officers of the Company, may attend and be admitted to the annual meeting of the stockholders. Stockholders with evidence of stock ownership as of the record date may be accompanied by one guest. Photo identification may be required (a valid driver’s license, state identification or passport). If a stockholder’s shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or their most recent brokerage account statement that confirms that the stockholder was a beneficial owner of shares of common stock of the Company as of the record date. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis.

Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, physically or by proxy, of the holders of a majority of all the outstanding shares of our common stock entitled to vote at the Annual Meeting must be present before any action can be taken by the stockholders at the Annual Meeting. Proxies received but marked as abstentions or broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the Annual Meeting for a quorum.

How do I vote my shares?

If you are a stockholder of record (that is, you own your shares in your own name with our transfer agent and not through a broker, bank or other nominee that holds shares for your account in a “street name” capacity), you can vote at the Annual Meeting or by proxy. If you hold your shares beneficially in “street name” through a broker or nominee, you may be able to authorize your proxy by telephone or the Internet as well as by mail, but you will need to obtain and follow instructions from your broker or nominee to vote these shares.

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We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the Annual Meeting. If you attend the Annual Meeting, you may vote at the Annual Meeting and your proxy will not be counted. Our Board of Directors has designated George Ng and Wendy Guy, and each or any of them or their designees, as proxies to vote the shares of common stock solicited on its behalf. You can vote by proxy by any of the following methods.

Voting by Telephone or Internet. If you are a stockholder of record, you may vote by proxy by telephone or internet. Proxies submitted by telephone or through the internet must be received by 11:59 p.m. EDT on June 27, 2024. Please see the Notice of Internet Availability of Proxy Materials or Proxy Card for instructions on how to vote by telephone or internet.

Voting by Proxy Card. Each stockholder electing to receive stockholder materials by mail may vote by proxy using the accompanying Proxy Card. When you return a proxy card that is properly signed and completed, the shares represented by your proxy will be voted as you specify on the Proxy Card.

Where can I find a list of stockholders entitled to vote at the Annual Meeting?

For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for any purpose germane to the Annual Meeting at the Company’s principal executive offices at 7380 Coca Cola Drive, Suite 106, Hanover, Maryland 21076 upon appointment.

Can I change my vote?

Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with the Secretary of the Company or mailing a proxy bearing a later date, submitting your proxy again by telephone or over the internet or by attending the Annual Meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, trust, bank or other nominee or, if you have obtained a legal proxy from your broker, trust, bank or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

How is the Company soliciting this proxy?

We are soliciting this proxy on behalf of our Board of Directors and will pay all expenses associated with this solicitation. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

What vote is required to approve each item?

Directors are elected by plurality vote and there is no cumulative voting. Accordingly, the director nominees receiving the highest vote totals of the eligible shares of our common stock that are present, in person or by proxy, and entitled to vote at the Annual Meeting will be elected as our directors. The approval of the amendment and restatement to our 2019 Omnibus Incentive Plan to increase the number of authorized shares of common stock from 300,000 shares to 800,000 shares, the ratification of the appointment of BD & Company, Inc., and the advisory resolution on executive compensation require the affirmative vote of the majority of the votes present, in person or by proxy, and entitled to vote at the Annual Meeting.

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How are votes counted?

With regard to the election of directors, you may vote “FOR” or “WITHHOLD,” and votes that are withheld will be excluded entirely from the vote and will have no effect. For the other proposals you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions are considered to be present and entitled to vote at the Annual Meeting. Thus, abstentions will have the effect of a vote against each of the proposals other than the election of directors.

If you hold your shares in “street name,” we have supplied copies of our proxy materials for our Annual Meeting to the broker, trust, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. Your broker, trust, bank or other nominee that has not received voting instructions from you may not vote on any proposal other than the appointment of BD & Company, Inc. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of determining a quorum but will not be considered in determining the number of votes necessary for approval of any of the proposals and will have no effect on the outcome of any of the proposals. Your broker, bank or other nominee is permitted to vote your shares on the appointment of BD & Company, Inc. as our independent auditor without receiving voting instructions from you.

Other than the items in the proxy statement, what other items of business will be addressed at the Annual Meeting?

The Board and management do not intend to present any matters at this time at the Annual Meeting other than those outlined in the notice of the Annual Meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the Proxy Card confer upon the individuals designated as proxy discretionary authorities to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement, Proxy Cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please vote your shares applicable to each Proxy Card and voting instruction card that you receive.

If I previously signed up to receive stockholder materials by mail and wish to access these materials via the internet or electronic delivery in the future, what should I do?

If you have previously signed up to receive stockholder materials, including proxy statements and annual reports, by mail, you may choose to receive these materials by accessing the internet or via electronic delivery in the future. You can help us achieve a substantial reduction in our printing and mailing costs by choosing to receive stockholder materials by means other than the mail. If you choose to receive your proxy materials by accessing the internet, then before next year’s annual meeting, you will receive a Notice of Internet Availability of Proxy Materials when the proxy materials and annual report are available over the internet. If you choose instead to receive your proxy materials via electronic delivery, you will receive an email containing the proxy materials.

If your shares are registered in your own name (instead of through a broker or other nominee), sign up to receive proxy materials in the future by accessing the internet or via electronic delivery by visiting the following website: www.investorelections.com/pcsa.

Your election to receive your proxy materials by accessing the internet or by electronic delivery will remain in effect for all future stockholder meetings unless you revoke it before the Annual Meeting by following the instructions on the Notice of Internet Availability of Proxy Materials or by calling or sending a written request addressed to:

Processa Pharmaceuticals, Inc.

7380 Coca Cola Drive, Suite 106

Hanover, Maryland 21076

(443) 776-3133

Attention: Wendy Guy

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If you hold your shares in an account at a brokerage firm or bank participating in a “street name” program, you can sign up for electronic delivery of proxy materials in the future by contacting your broker.

How can I obtain paper copies of the proxy materials, Annual Report on Form 10-K, and other financial information?

Stockholders can access our 2024 proxy statement, our Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission as well as our corporate governance and other related information on the investor relations page of our website at https://www.processapharmaceuticals.com/investors/sec-filings.

The Securities and Exchange Commission’s rules permit us to deliver a single Notice of Internet Availability of Proxy Materials or a single set of annual meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings to the Company. To take advantage of this opportunity, we have delivered only one notice, proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or annual meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future notices, proxy statements and annual reports for your household, or wish to receive a separate copy for each stockholder, please write to the address set forth above.

If you previously elected to receive our stockholder materials via the internet, you may request paper copies, without charge, by writing to the address set forth above.

Where can I find the voting results of the annual meeting?

We will announce the preliminary voting results at the annual meeting and release the final results in a Form 8-K within four business days following the annual meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Processa’s business and affairs are managed under the direction of the Board of Directors. All of our directors are elected at each annual meeting to serve until their successors are duly elected or until their earlier death, resignation or removal. The individuals named as proxy voters in the accompanying proxy, or their substitutes, will vote for the Board’s nominees with respect to all proxies we receive unless instructions to the contrary are provided. If any nominee becomes unavailable for any reason, the votes will be cast for a substitute nominee designated by our Board. Our directors have no reason to believe that any of the nominees named below will be unable to serve if elected.

Nominees for Election

The Board has nominated the six persons named in the table below for election as directors at the Annual Meeting. The following table provides information regarding our director nominees as of April 22, 2024:

Name of Nominee	Age	Position Held with Processa	Director Since
Justin Yorke	57	Chairman of the Board	2017
George Ng	50	Chief Executive Officer and Director	2023
Khoso Baluch	66	Director	2022
James Neal	68	Director	2022
Geraldine Pannu	54	Director	2020
Dr. David Young	71	President of Research and Development and Director	2017

Set forth below with respect to each director nominee standing for election at the Annual Meeting are such nominee’s principal occupation and business experience during at least the past five years, the names of other publicly-held companies for which such nominee serves or has served as a director during such period, and the experience, qualifications, attributes or skills that has led the Board to conclude that each nominee should serve as a director of the Company.

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Justin Yorke – Mr. Yorke is currently the Chairman of the Board, a position he has held since July 11, 2022, and has served as a director since August 2017. Mr. Yorke has over 25 years of experience as an institutional equity fund manager and senior financial analyst for investment funds and investment banks. For more than 20 years, he has been a partner at Arroyo Capital Management which manages the Richland Fund whose primary activity is investing in public and private companies in the United States. Since March 2020, Mr. Yorke has served as a director and Corporate Secretary of Splash Beverage Group, Inc (NYSE:SBEV). From 2006 to 2007, Mr. Yorke served as non-executive Chairman of Jed Oil and a director/CEO at JMG Exploration. From 2000 to 2004, he was a partner at Asiatic Investment Management, based in San Francisco. From 1997 to 2000, Mr. Yorke was a Fund Manager and Senior Financial Analyst, based in Hong Kong, for Darier Henstch, S.A., a private Swiss bank, where he managed their $400 million Asian investment portfolio. From 1995 to 1997, Mr. Yorke was an Assistant Director and Senior Financial Analyst with Peregrine Asset Management, which was a unit of Peregrine Securities, a regional Asian investment bank. From 1990 to 1995, Mr. Yorke was a Vice President and Senior Financial Analyst with Unifund Global Ltd., a private Swiss Bank, as a manager of its $150 million Asian investment portfolio. Mr. Yorke has a B.A. from University of California, Los Angeles. We believe Mr. Yorke is qualified to serve on our Board because of his extensive investment experience.

George Ng – Mr. Ng has served as our Chief Executive Officer and as a director since August 8, 2023. He has served as a member of the board of directors of Calidi Biotherapeutics Inc. (NYSE:CLDI) (“Calidi”) since October 2019, and was Calidi’s President and Chief Operating Officer from February 1, 2022 until June 23, 2023. He has been a partner at PENG Life Science Ventures since September 2013; a member of the board of directors and co-founder at IACTA Pharmaceuticals, Inc. since January 2020; and member of the board of directors of TuHURA Biosciences, Inc. (formerly, Morphogenesis, Inc.) since February 2020 . His experience further includes serving in various executive-level or board of director positions for multiple publicly-traded and private global biotechnology and pharmaceutical firms. Mr. Ng previously served as a member of the board of directors of Inflammatory Response Research, Inc. from May 2019 to April 2020; Invent Medical Corp from July 2019 to January 2020; ImmuneOncia Therapeutics Inc. from June 2016 to 2019; and Virttu Biologics Limited from April 2017 to April 2019. He was also the Executive Vice President and Chief Administrative Officer of Sorrento Therapeutics, Inc. (Nasdaq: SRNE) from March 2015 to April 2019; the Co-Founder and President, Business of Scilex Pharmaceuticals Inc. from September 2012 to April 2019; and the Senior Vice President and General Counsel of BioDelivery Sciences International Inc. (Nasdaq: BDSI) from December 2012 to March 2015. Mr. Ng holds a JD degree from the University of Notre Dame School of Law, as well as a B.A.S. (B.A. and B.S.) dual degree in Biochemistry and Economics from the University of California, Davis. We believe that Mr. Ng is qualified to serve on our Board due to his experience with pharmaceutical companies.

Khoso Baluch – Mr. Baluch has served as a director since over July 2022. He has over 36 years of experience across global geographies in the biopharmaceutical industry. He serves on Relevant Bio, a private US company, as a member of the board of directors since February 2024 and Longeveron, a US public company, as a member of the board of directors since June 2023. Since 2012, he has served as an independent director of Poxel S.A. (OTC: PXXLF), a French publicly traded biotech company, and chairs its compensation committee and as of March 2023 became Chairman. He also served as the Chairman of the Board for Da Volterra, a French privately held company, from December 2021 until November 2022. From 2016 to 2021, Mr. Baluch served as the Chief Executive Officer and a member of the board of directors of CorMedix, Inc. (Nasdaq: CRMD), a publicly traded pharmaceutical company in the United States. Mr. Baluch also held various senior positions at UCB, S.A. between January 2008 to April 2016, including Senior Vice President and President Europe, Middle East & Africa. Prior to joining UCB, Mr. Baluch worked for Eli Lilly and Company (NYSE: LLY) for 24 years, holding international positions spanning Europe, the Middle East and the United States in general management, business development, market access and product leadership. Mr. Baluch holds a B.S. in Aeronautical Engineering from City University London and an MBA from Cranfield School of Management. We believe Mr. Baluch is qualified to serve as on our Board due to his business expertise and significant executive management experience in the pharmaceutical industry.

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James Neal – Mr. Neal has served as a director since July 2022. He brings more than 25 years of experience forming and maximizing business and technology collaborations globally and in bringing novel products and technologies to market. Mr. Neal served as the Chief Executive Officer and member of the board of directors of XOMA Corporation (Nasdaq: XOMA) (“XOMA”) from December 2016 until his retirement in January 2023. Mr. Neal joined XOMA in 2009 as its Vice President, Business Development. Prior to joining XOMA, Mr. Neal was Acting Chief Executive Officer of Entelos, Inc. a leading biosimulation company. Previously, in 2007, Entelos acquired Iconix Biosciences, a privately held company where Mr. Neal served as Chief Executive Officer and established multi-year collaborations with Bristol-Myers Squibb, Abbott Labs, Eli Lilly and the U.S. Food and Drug Administration. While Executive Vice President of Incyte Genomics from 1999 to 2002, he led the global commercial activities with pharmaceutical company collaborators and partners including Pfizer, Aventis and Schering-Plough, as well as sales, marketing and business development activities for the company. Earlier, he was associated with Monsanto Company in positions of increasing responsibility. Mr. Neal also serves on the Board of Directors of Palisade Bio, Inc., a clinical-stage biopharmaceutical company, and Monterey Bio, a special purpose acquisition company. Mr. Neal earned his B.S. in Biology and his M.S. in Genetics and Plant Breeding from the University of Manitoba, Canada, and holds an Executive MBA degree from Washington University in St. Louis, Missouri. We believe Mr. Neal is qualified to serve on our Board because of his business expertise and significant executive management experience in the pharmaceutical industry.

Geraldine Liu Pannu – Ms. Pannu has served as a Director since February 13, 2020. Since May 2022, she has also served as an independent director on the Board of Royal Business Bank (Nasdaq: RBB). Ms. Pannu has over 25 years of experience in investment and financial management, fund operations, consulting and marketing. Since January 2020, she has been the Founding and Managing Partner of GLTJ Pioneer Capital, a firm that specializes in land acquisition, entitlement and vertical development of multifamily, student and senior housing in the San Francisco Bay Area. From September 2018 to September 2019, Geraldine was the Managing Director of Business Development for Golden Gate Global (GGG), a leading investment fund company in the Bay Area, CA. During this time, she was also the President of Golden Wealth Management Group (GWMG), an affiliated company of GGG that provides professional wealth management services to high net worth individuals and families. From March 2007 to December 2016 , Ms. Pannu was the COO and Managing Partner for ChinaRock Capital Management, a leading hedge and venture capital fund company. She previously worked at McKinsey & Co., Monitor Company as a management consultant. She has successfully raised capital for several hedge, venture capital and real estate funds. She also helped start-up companies expand and diversify business categories and client verticals and grow revenue. Ms. Pannu was born in Shanghai and grew up in Hong Kong. She received her BBA from the Chinese University of Hong Kong and an MBA from Harvard Business School. She is fluent in English, Mandarin, Cantonese and Shanghainese. We believe Ms. Pannu is qualified to serve on our Board because of her extensive investment experience.

David Young, Pharm.D., Ph.D. - Dr. Young has served as our President, Research and Development and a director since August 8, 2023. He also served as our Chief Executive Officer from October 4, 2017 until August 7, 2023, as the Chairman of our Board until July 11, 2022, and as our President from July 11, 2022 until August 8, 2023. He has over 35 years of drug development experience serving as CEO, President and VP in different drug development companies. He served as our interim CFO from October 4, 2017 to September 1, 2018. From 2006 to 2014, Dr. Young served as a Questcor Pharmaceuticals Board Member and later as CSO, where he worked with FDA on the sNDA approval of Acthar for infantile spasms, an ultra-rare orphan indication, and other indications. In 2014, Questcor was acquired for $5.7 billion. Dr. Young was previously an Associate Professor at the University of Maryland, has served on FDA Advisory Committees, and was involved with two FDA-funded contracts as co-principal investigator and investigator. Research from these contracts resulted in multiple FDA Guidances, which became the basis of our regulatory science approach to drug development. Dr. Young has served on NIH grant review committees and was Co-Principal Investigator on an NCI contract to evaluate new oncology drugs. He has met with the FDA over one hundred times and has been a key member on more than thirty FDA indication approvals. Dr. Young received a B.S. in Physiology, M.S. in Medical Physics, and Pharm.D.-Ph.D. specializing in pharmacokinetics-pharmacodynamics. We believe Dr. Young is qualified to serve on our Board due to his pharmaceutical experience.

Vote Required

Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors.

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Recommendation

The Board of Directors recommend a vote FOR each of the nominees named above.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE PROCESSA PHARMACEUTICALS, INC. 2019 OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE PLAN

Our stockholders are being asked to approve an amendment and restatement of the Processa Pharmaceuticals, Inc. 2019 Omnibus Incentive Plan (the “Incentive Plan”). In particular, we are seeking approval of an increase in the shares of our common stock reserved under the Incentive Plan by 500,000 shares (the “Additional Shares”), from 300,000 shares to a total of 800,000 shares (as amended, the “Amended Incentive Plan”). Increasing the number of shares reserved for the Incentive Plan is very important since stock awards constitute a very large percentage of the compensation paid to our executive officers. Without such stock awards, we would likely be required to significantly increase our cash compensation to our executive officers.

If our stockholders approve this proposal, the addition of the Additional Shares to the Amended Incentive Plan will not result in the immediate grant of all of the Additional Shares to employees and other service providers. Instead, approval of this proposal will result in the immediate grant of only a portion of the Additional Shares (described below under “New Plan Benefits”) while allowing us the flexibility to issue competitive equity awards over approximately the next year so that we can continue to incentivize and retain the key contributors to our business, as described in greater detail in this proposal.

Amended Incentive Plan

On April 24, 2024, our Board approved the Amended Incentive Plan, subject to the approval of our stockholders at the 2024 Annual Meeting of Stockholders. Our Board recommends that our stockholders approve the Amended Incentive Plan.

If our stockholders approve the Amended Incentive Plan, then the Incentive Plan will be amended and restated to add the Additional Shares as reflected in the Amended Incentive Plan, effective as of the date of stockholder approval.

If our stockholders do not approve the Amended Incentive Plan, then the Incentive Plan will not be amended and restated to add the Additional Shares. In that case, the existing shares reserved for issuance under the Incentive Plan will be insufficient to achieve our personnel incentive, recruiting and retention objectives, making it more difficult to meet these objectives. This ultimately may undermine our success as a company.

Our executive officers and directors have an interest in the approval of the Amended Incentive Plan because they are eligible for awards under the Incentive Plan and would continue to be eligible for awards under the Amended Incentive Plan.

A copy of the Amended Incentive Plan is included as Annex A to this Proxy Statement. No amendments to the Incentive Plan other than the addition of the Additional Shares and a term for the Incentive Plan of ten years from the date of stockholder approval have been proposed.

Why We Are Seeking Approval of the Amended Incentive Plan

The Incentive Plan Will No Longer Have Enough Shares Available for Grant

As of April 22, 2024, a total of 29,508 shares were available for future awards under the Incentive Plan. Based our current forecasts and taking into account our historical forfeiture rates, we expect that the number of shares still available for future awards under the Incentive Plan will not provide a sufficient number of shares to meet the needs of our equity compensation program this year. As a result, we may not be able to issue equity to our employees and directors in amounts that we believe are necessary to attract, retain and motivate them unless our stockholders approve the Amended Incentive Plan.

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This proposal seeks authorization of an increase of 500,000 shares of our common stock in the Incentive Plan’s reserve. The number of shares under the Amended Incentive Plan for which we are seeking authorization represents 17.5% of our outstanding shares as of April 22, 2024. The proposed increase of 500,000 shares is to the total number of shares available for issuance and such shares may be subject to awards as the Board or our compensation committee determines in the future. If our stockholders approve this proposal, the addition of these shares to the Amended Incentive Plan will not result in the immediate grant of these shares to employees and other service providers, except as set forth under “New Plan Benefits” below.

Included in the 500,000 share increase are restricted stock units (RSUs) for the future issuance of 39,202 shares of our common stock that were granted on January 1, 2024 to our executive officers and employees, contingent on an increase in the number of shares available for issuance under the Incentive Plan.

In setting the Additional Shares, our compensation committee and our Board considered the following:

Potential Dilution, Burn Rate and Future Grants

When considering the number of shares to add to the Incentive Plan’s share reserve, the compensation committee reviewed, among other things, the potential dilution to current stockholders as measured by overhang, burn rate and projected future share usage. We recognize the dilutive impact of our equity compensation programs on our stockholders and continuously aim to balance this concern with the competition for talent, competitive compensation practices and the need to attract and retain talent.

Overhang

On a fully diluted basis, the approximately 249,000 shares subject to outstanding awards or available for future awards under the Incentive Plan (without taking into account the Additional Shares proposed to be added) as of April 22, 2024 represent an overhang of 8.0% based on the number of outstanding shares of common stock and shares subject to outstanding awards or available for future awards under the Incentive Plan as of April 22, 2024. All outstanding stock options for 6,992 shares of common stock were “underwater,” meaning that the exercise price exceeded the trading price of our common stock, as of April 22, 2024. If the Amended Incentive Plan is approved, the additional 500,000 shares would have increased the overhang to 20.8%, if such approval had been effective as of April 22, 2024. We calculate overhang as the total of (a) shares available for future awards under the Incentive Plan plus shares underlying any outstanding awards divided by (b) the total number of shares outstanding plus shares available for issuance under the Incentive Plan plus shares underlying any outstanding awards.

Burn Rate

Burn rate provides a measure of the potential dilutive impact of our equity award program which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. Set forth below is a table that reflects our burn rate for the 2023, 2022, 2021, and 2020 calendar years as well as an average over those years.

Calendar Year	Awards Granted (1)	Basic Weighted Average Number of Common Shares Outstanding	Burn Rate
2023	126,828	1,286,000	9.9%
2022	130,798	801,774	16.3%
2021	33,755	785,512	4.3%
2020	17,156	374,984	4.6%
Four-Year Average	77,134	812,068	8.8%

(1)	Awards granted include shares subject to stock options, restricted stock awards, restricted stock unit awards, and warrants, in each case counted on a one-for-one basis.

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Projected Future Issuances

The Additional Shares, if approved, are projected to provide enough shares for future equity award grants for the next year. However, future circumstances and business needs may dictate a different result and our proposed increase in number of shares reserved under the Amended Incentive Plan is designed to give the Company flexibility to address those circumstances or needs as they arise. We have not provided an estimate for forfeitures because we have had nominal forfeitures in the past and believe that all outstanding awards at December 31, 2023 will vest. In 2024, we believe options for the purchase of 4,245 shares of our common stock and warrants for the purchase of 2,500 shares of our common stock will expire unexercised since they are all underwater. These expirations will increase the number of shares available for future issuance. We may change this estimate based on actual and expected future forfeiture rates.

As set forth below under “New Plan Benefits” on Page 18, in connection with the compensation pursuant to a recommendation by the compensation committee and approved by our Board of Directors on April 24, 2024, we have granted RSUs for the future issuance of a maximum of 39,202 shares of our common stock. These RSU awards are contingent on the receipt of stockholder approval to increase the number of shares available under the Incentive Plan.

Long-Term Equity is a Key Component of our Compensation Philosophy

As described in “Executive Compensation,” we implement and maintain compensation plans that tie a substantial portion of each employee’s overall compensation to key strategic financial and operational goals such as product and technical development, corporate public relations and stockholder value creation. Long-term equity awards are critical vehicles that help us achieve this objective.

Plan Features that Protect Stockholder Interests

The Incentive Plan provides the following provisions that are favorable to our stockholders and protect stockholder interests:

●	Independent Plan Administration. The compensation committee, comprised solely of non-employee independent directors, administers the Incentive Plan.

●	No “Evergreen” Provision. The Incentive Plan does not include an “evergreen” feature pursuant to which the reserve of shares authorized for issuance would automatically be replenished periodically.

●	No Discounted Options or Stock Appreciation Rights. Options and stock appreciation rights (SARs) may not be granted with exercise prices below fair market value.

●	No Liberal Share Reuse. Shares subject to an award will not be available for reuse if such shares are delivered or withheld to satisfy any tax withholding obligation.

●	No Gross Ups. The Incentive Plan does not provide for any tax gross-ups.

●	No Repricing. The Incentive Plan does not permit any amendments to the terms of outstanding options or SARs to reduce the exercise or grant price of such outstanding options or SARs; cancel outstanding options or SARs in exchange for options or SARs with an exercise or grant price that is less than the exercise or grant price of the original options or SARs; or cancel outstanding options or SARs with an exercise or grant price above the current fair market value of a share in exchange for cash or other securities.

●	Double Trigger on Change of Control. A “double trigger” requirement for accelerated vesting of equity grants upon a change of control in which the grants are assumed or replaced so that, in addition to the occurrence of the change of control, the award holder’s employment must be terminated by us without cause or by the award holder with good reason in order for his or her unvested equity to become vested on an accelerated basis.

●	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

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Our Board believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions within the Company. Our Board expects that the Additional Shares under our Amended Incentive Plan will be vital in continuing to attract, retain and reward high caliber employees who are essential to our success and to provide incentives to these individuals to promote the success of the Company thereby aligning their interests with the interests of the Company’s stockholders.

The alternative to using equity for retention and incentive purposes would be to significantly increase cash compensation. We do not believe increasing cash compensation to make up for any shortfall in equity awards would be practical or advisable because, as a high-technology company, we believe that equity awards provide a more effective compensation vehicle than cash for attracting, retaining and motivating our employees and that equity awards align employees and stockholder long-term interests with a reduced impact on cash flow.

Summary of the Plan

The following is a summary of the material provisions of the Incentive Plan as proposed to be amended and restated. A copy of the Incentive Plan is attached to this Proxy Statement as Annex A and is incorporated by reference into this Proxy Statement in its entirety. This summary is subject to the language of the Incentive Plan and the Incentive Plan shall control if there is any inconsistency between this summary and the Incentive Plan.

Administration. The Incentive Plan is administered by our board of directors (the “Board”), the compensation committee of the Board (the “Committee”), any other committee of the Board, any subcommittee of the Committee or one or more of our officers to whom the Board or Committee has delegated authority, which are collectively referred to as the “Administrator.” The Administrator has the authority to interpret the Incentive Plan or award agreements entered into with respect to the Incentive Plan; make, change, and rescind rules and regulations relating to the Incentive Plan; make changes to, or reconcile any inconsistency in, the Incentive Plan or any award or agreement covering an award; and take any other action needed to administer the Incentive Plan.

Eligibility; Participant Award Limits. The Administrator may designate any of the following as a participant under the Incentive Plan: any officer or employee, or individuals engaged to become an officer or employee, of our company or our affiliates; consultants of our company or our affiliates; and our directors, including our non-employee directors. We currently have four non-employee directors, six executive officers, seven non-executive employees and a small number of consultants who are eligible to participate in the Incentive Plan.

Types of Awards. The Incentive Plan permits the Administrator to grant stock options, SARs, performance units, shares of common stock, restricted stock, restricted stock units, cash incentive awards, dividend equivalent units, or any other type of award permitted under the Incentive Plan. The Administrator may grant any type of award to any participant it selects, but only our employees or our subsidiary’s employees may receive grants of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Awards may be granted alone or in addition to, in tandem with, or (subject to the repricing prohibition described below) in substitution for any other award (or any other award granted under another plan of our company or any affiliate, including the plan of an acquired entity).

Shares Reserved under the Incentive Plan. The Incentive Plan as amended and restated would provide that 800,000 shares of our common stock are reserved for issuance under the Incentive Plan, subject to adjustment as described below. We may issue all reserved shares pursuant to the exercise of incentive stock options. The number of shares reserved for issuance under the Incentive Plan is reduced on the date of the grant of any award by the maximum number of shares, if any, that may become payable with respect to which such award is granted. However, an award that may be settled solely in cash does not deplete the Incentive Plan’s share reserve at the time the award is granted. If (a) an award lapses, expires, is canceled, or terminates without issuance of shares or is settled in cash, (b) the Administrator determines that the shares granted under an award will not be issuable because the conditions for issuance will not be satisfied, (c) shares are forfeited under an award, or (d) shares are issued under any award and we reacquire them pursuant to our reserved rights upon the issuance of the shares, then those shares are added back to the reserve and may again be used for new awards under the Incentive Plan. Shares that are tendered or withheld in payment of the exercise price of a stock option or as a result of the net settlement of outstanding SARs, shares we purchase using proceeds from stock option exercises and shares tendered or withheld to satisfy any federal, state, or local tax withholding obligations may not be made available for re-issuance under the Incentive Plan.

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Options. The Administrator may grant stock options and determine all terms and conditions of each stock option, which include the number of stock options granted, whether a stock option is to be an incentive stock option or non-qualified stock option, and the grant date for the stock option. However, the exercise price per share of common stock may never be less than the fair market value of a share of common stock on the date of grant and the expiration date may not be later than 10 years after the date of grant. Stock options are exercisable and vest at such times and will be subject to such restrictions and conditions as are determined by the Administrator, including with respect to the manner of payment of the exercise price of such stock options.

Stock Appreciation Rights. The Administrator may grant SARs. A SAR is the right of a participant to receive cash in an amount, and/or common stock with a fair market value, equal to the appreciation of the fair market value of a share of common stock during a specified period of time. The Incentive Plan provides that the Administrator determines all terms and conditions of each SAR, including, among other things: (i) whether the SAR is granted independently of a stock option or relates to a stock option, (ii) the grant price, which may never be less than the fair market value of our common stock as determined on the date of grant, (iii) a term that must be no later than 10 years after the date of grant, and (iv) whether the SAR will settle in cash, common stock or a combination of the two.

Performance and Stock Awards. The Administrator may grant awards of shares of common stock, restricted stock, restricted stock units (“RSU”) or performance units. Restricted stock means shares of common stock that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of performance goals (as described below) or upon the completion of a period of service. An RSU grants the participant the right to receive cash or shares of common stock, the value of which is equal to the fair market value of one share of common stock, to the extent performance goals are achieved or upon the completion of a period of service. Performance units give the participant the right to receive cash or shares of common stock valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of common stock, to the extent performance goals are achieved.

The Administrator determines all terms and conditions of the awards, including (i) whether performance goals must be achieved for the participant to realize any portion of the benefit provided under the award, (ii) the length of the vesting and/or performance period and, if different, the date that payment of the benefit will be made, (iii) with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of common stock, and (iv) with respect to performance units and RSUs, whether the awards will settle in cash, in shares of common stock (including restricted stock) or in a combination of the two.

Cash Incentive Awards. The Administrator may grant cash incentive awards. A cash incentive award is the right to receive a cash payment to the extent one or more performance goals are achieved. The Administrator will determine all terms and conditions of a cash incentive award, including, but not limited to, the performance goals (as described above), the performance period, the potential amount payable and the timing of payment. While the Incentive Plan permits the granting of cash incentive awards, it does not restrict our ability to grant cash awards outside of the Incentive Plan.

Performance Goals. For purposes of the Incentive Plan, the Administrator may establish any objective or subjective performance goals to measure the level of performance and determine the payout or vesting of an award. Performance goals may relate to one or more of the following measures, or other measures established by the Administrator, with respect to our Company or any one or more of our subsidiaries, affiliates, or other business units (singly or in combination): net sales; cost of sales; revenue; gross income; net income; operating income; income from continuing operations; earnings (including before taxes, and/or interest, and/or depreciation and amortization); earnings per share (including diluted earnings per share); price per share of common stock; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit; ratio of debt to debt plus equity; return on stockholder equity; return on capital; return on assets; operating working capital; average accounts receivable; economic value added; total stockholder return; customer satisfaction; operating margin; profit margin; sales performance; sales quota attainment; new sales; cross/integrated sales; customer engagement; internal revenue growth; client retention; the achievement of research, production, or regulatory approval milestones; achievement of merger or acquisition milestones (including but not limited to identification of acquisition candidates). Performance goals may also relate to a participant’s individual performance. The Administrator reserves the right to adjust any performance goals or modify the manner of measuring or evaluating a performance goal.

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Dividends and Dividend Equivalent Units. The Administrator may grant dividend equivalent units in connection with RSUs or performance units. A dividend equivalent unit gives the participant the right to receive a payment, in cash or shares of common stock, equal to the cash dividends or other distributions that we pay with respect to a share of common stock. The Administrator determines all terms and conditions of a dividend equivalent unit award. However, no dividends or dividend equivalent units may be paid with respect to any award that is subject to performance goals unless and until such performance goals have been satisfied.

Other Stock-Based Awards. The Administrator may grant to any participant other stock-based awards, including shares of unrestricted stock, as a replacement for other compensation to which such participant is entitled, such as in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or as a bonus.

Transferability. Awards are not transferable other than by will or the laws of descent and distribution, unless the Administrator allows a participant to (i) designate in writing a beneficiary to exercise the award or receive payment under the award after the participant’s death, (ii) transfer an award to a former spouse as required by a domestic relations order incident to a divorce, or (iii) otherwise transfer an award without receiving any consideration.

Adjustments. If (i) we are involved in a merger or other transaction in which our shares of common stock are changed or exchanged; (ii) we subdivide or combine shares of common stock or declare a dividend payable in shares of common stock, other securities, or other property (other than stock purchase rights issued pursuant to a stockholder rights agreement); (iii) we effect a cash dividend that exceeds 10% of the fair market value of a share of common stock or any other dividend or distribution in the form of cash or a repurchase of shares of common stock that our Board determines is special or extraordinary, or that is in connection with a recapitalization or reorganization; or (iv) any other event occurs that in the Administrator’s judgment requires an adjustment to prevent dilution or enlargement of the benefits intended to be made available under the Incentive Plan, then the Administrator will, in a manner it deems equitable, adjust any or all of (A) the number and type of shares subject to the Incentive Plan and which may, after the event, be made the subject of awards; (B) the number and type of shares of common stock subject to outstanding awards; (C) the grant, purchase, or exercise price with respect to any award; and (D) the performance goals of an award.

In any such case, the Administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award, subject to the terms of the Incentive Plan.

The Administrator may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, authorize the issuance or assumption of awards upon terms and conditions we deem appropriate without affecting the number of shares of common stock otherwise reserved or available under the Incentive Plan.

Change of Control. To the extent a participant has an employment, retention, change of control, severance, or similar agreement with us or any of our affiliates that discusses the effect of a change of control (as defined in the Incentive Plan) on the participant’s awards, such agreement will control. Otherwise, unless otherwise provided in an award agreement or by the Administrator prior to the change of control, in the event of a change of control, if the purchaser, successor or surviving entity (or parent thereof) (the “Successor”) agrees, then some or all outstanding awards will be assumed or replaced with the same type of award with similar terms and conditions. If applicable, each award that is assumed must be appropriately adjusted, immediately after such change of control, to apply to the number and class of securities that would have been issuable to a participant upon the consummation of such change of control had the award been exercised, vested, or earned immediately prior to such change of control, and other appropriate adjustment to the terms and conditions of the award may be made.

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If a participant is terminated from employment without cause (as defined in the Incentive Plan) or the participant resigns employment for good reason (as defined in the Incentive Plan) within 24 months following the change of control, then upon such termination, all of the participant’s awards in effect on the date of such termination will vest in full or be deemed earned in full.

If the Successor does not assume the awards or issue replacement awards, then immediately prior to the change of control date:

●	Each stock option or SAR then held by a participant will become immediately and fully vested, and all stock options and SARs will be cancelled on the change of control date in exchange for a cash payment equal to the excess of the change of control price of the shares of common stock over the purchase or grant price of such shares under the award.

●	Unvested restricted stock, RSUs (and any related dividend equivalent units), and shares of common stock will vest in full.

●	All performance units (and any related dividend equivalent units) that are earned but not yet paid will be paid in an amount equal to the value of the performance unit, and all such awards for which the performance period has not expired will be cancelled in exchange for a payment equal to the product of (i) the value of the performance unit’s amount that would have been earned if the performance goals (determined at the time of the change of control) were to continue to be achieved at the same rate through the end of the performance period, or if higher, target performance achievement, and (ii) a fraction with a numerator of the number of whole months that have elapsed since the performance period commenced at the time of the change of control and a denominator of the number of whole months in the performance period.

●	All cash incentive awards that are earned but not yet paid will be paid, and all cash incentive awards that are not yet earned will be cancelled in exchange for a cash payment equal to the product of (i) the value of the awards that would have been earned if the performance goals (determined at the time of the change of control) were to continue to be achieved at the same rate through the end of the performance period, or if higher, target performance achievement, and (ii) a fraction with a numerator of the number of whole months that have elapsed since the performance period commenced at the time of the change of control and a denominator of the number of whole months in the performance period.

●	All other unvested awards will vest and any amounts payable will be paid in cash.

For the purpose of valuing awards upon a change of control, if the value of any awards mentioned above is based on the fair market value of a share of common stock, “fair market value” will be deemed to mean the per share price paid, or deemed paid, in the change of control transaction, as determined by the Administrator. However, the terms of any awards subject to Code Section 409A will be governed by Code Section 409A to the extent required to comply with this section.

Term of Incentive Plan. Unless earlier terminated by the Board, the Incentive Plan as amended and restated will remain in effect until the tenth anniversary of the most recent date of stockholder approval.

Termination and Amendment. The Board or Administrator may amend, alter, suspend, discontinue or terminate the Incentive Plan at any time, subject to the following limitations:

●	the Board must approve any amendment to the Incentive Plan if we determine such approval is required by prior action of the Board, applicable corporate law, or any other applicable law; and

●	stockholders must approve any amendment to the Incentive Plan if we determine that such approval is required by Section 16 of the Securities Exchange Act of 1934, the Code, the listing requirements of any principal securities exchange or market on which the shares are then traded, or any other applicable law. Such amendments include, but are not limited to, an amendment to materially increase the number of shares of common stock reserved under the Incentive Plan (except permitted adjustments under the Incentive Plan) or an amendment that would diminish the protection against repricing and backdating of options or SARs.

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Subject to the requirements of the Incentive Plan, the Administrator may modify or amend any award or waive any restrictions or conditions applicable to any award or the exercise of the award, or amend, modify, or cancel any terms and conditions applicable to any award, in each case, by mutual agreement of the Administrator and the participant or any other person(s) that may have an interest in the award, so long as any such action does not increase the number of shares of common stock issuable under the Incentive Plan. We need not obtain participant (or other interested party) consent for any such action (i) that is permitted pursuant to the adjustment provisions of the Incentive Plan; (ii) to the extent we deem the action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which our common stock is then traded; (iii) to the extent we deem the action is necessary to preserve favorable accounting or tax treatment of any award for us; or (iv) to the extent we determine that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person(s) as may then have an interest in the award.

The authority of the Board and the Committee to terminate or modify the Incentive Plan or awards, and to otherwise administer the Incentive Plan with respect to outstanding awards, will extend beyond the termination date of the Incentive Plan. In addition, termination of the Incentive Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the Incentive Plan except as they may lapse or be terminated by their own terms and conditions.

Repricing Prohibited. Except for the adjustments provided for in the Incentive Plan, neither the Administrator nor any other person may amend the terms of outstanding stock options or SARs to reduce their exercise or grant price, cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise or grant price that is less than the exercise or grant price of the awards being cancelled, or cancel outstanding stock options or SARs with an exercise or grant price above the current fair market value of a share in exchange for cash or other securities. In addition, the Administrator may not grant a stock option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such award.

Certain Federal Income Tax Consequences. The following summarizes certain U.S. federal income tax consequences relating to the Incentive Plan under current tax law.

Tax Consequences of Stock Options. The grant of a stock option will create no income tax consequences to us or the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Upon the participant’s subsequent disposition of the shares of common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the common stock on the exercise date.

In general, a participant will recognize no income or gain as a result of exercise of an incentive stock option (except that the alternative minimum tax may apply). Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights. The grant of a SAR will create no income tax consequences to us or the recipient. Upon the exercise or maturity of a SAR, the participant will recognize ordinary income equal to the amount of cash and the fair market value of any shares received. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If shares are delivered under the SAR, upon the participant’s subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

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Restricted Stock. Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the common stock on the date the restrictions lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to deduct any loss. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Performance Units and Restricted Stock Units. The grant of a performance unit or RSU will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance or vesting period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will generally be entitled to a corresponding deduction in the same amount and at the same time. If performance units or RSUs are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

Cash Incentive Awards. A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and we will generally be entitled to a corresponding deduction in the same amount and at the same time.

Other Stock Based Awards. A participant who receives shares of common stock pursuant to a stock award will recognize ordinary income equal to the fair market value of the shares received and we will generally be entitled to a corresponding deduction in the same amount and at the same time. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

Withholding. In the event that we or one of our affiliates are required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a participant as a result of the grant, vesting, payment or settlement of an award or disposition of any shares acquired under an award, we may satisfy such obligation by:

●	If cash is payable under an award, deducting from such cash payment the amount needed to satisfy such obligation;

●	If shares are issuable under an award, then to the extent that the Administrator approves, (1) withholding shares of common stock having a fair market value equal to such obligation, or (2) allowing the participant to elect to (a) have us or our affiliates withhold shares otherwise issuable under the award, (b) tender back shares received in connection with such award, or (c) deliver other previously owned shares, in each case having a fair market value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total statutory maximum federal, state, and local tax withholding obligations associated with the transaction to the extent needed for us or our affiliates to avoid an accounting charge; or

●	Deducting the amount needed to satisfy such obligation from any wages or other payments owed to the participant, requiring such participant to pay us or our affiliate in cash, or making other arrangements satisfactory to us or our affiliate.

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No Guarantee of Tax Treatment. Notwithstanding any provisions of the Incentive Plan, we do not guarantee that (i) any award intended to be exempt from Section 409A of the Code is so exempt, (ii) any award intended to comply with Section 409A or Section 422 of the Code does so comply, or (iii) any award will otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will we or any of our affiliates be required to indemnify, defend, or hold harmless any individual with respect to the tax consequences of any award.

Section 162(m) Limit on Deductibility of Compensation. Section 162(m) of the Code limits our deduction to $1 million of compensation paid per person per year, including compensation arising from awards granted under the Incentive Plan, with respect to our covered employees.

Treatment of “Excess Parachute Payments.” The accelerated vesting or payment of awards under the Incentive Plan upon a change of control of our Company could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. In such event, we would not be able to deduct the excess parachute payments made to a participant. The Incentive Plan has what is known as a “better of” provision under which the participant will receive the greater after-tax benefit between payment in full, including payment of the excise tax, or reduction of such payment to $1 less than the maximum amount the participant could receive without being subject to the excise tax.

New Plan Benefits. Except as set forth below, all awards to our directors, executive officers, employees, consultants or advisors are made at our discretion, and the benefits and amounts that will be received or allocated under the Plan are not determinable at this time. The following awards have been approved, subject to and contingent on stockholder approval of the Amended Incentive Plan:

Name	Dollar value ($)(1)	Maximum Number of RSUs(2)

Dr. David Young	45,779	6,466
Dr. Sian Bigora	45,779	6,466
Wendy Guy	38,416	5,426
Patrick Lin	38,416	5,426
James Stanker	43,570	6,154
Executive Officer Group	211,960	29,938
Non-Executive Director Group	-	-
Non-Executive Officer Employee Group	65,589	9,264

Total Contingent RSUs	277,549	39,202

(1)	The closing price per share on January 2, 2024 was $7.08.
(2)	The number of shares to be issued will be based on the greater of (i) the share price on the date of shareholder vote to approve additional shares for our Plan, or (ii) $30.00 divided by the Base equity incentive amount.

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Equity Compensation Plan Information

The following table sets forth information as of December 31, 2023, with respect to the Company’s compensation plans under which its Common Stock is authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	236,075	(1)	$223.89	27,326

Equity compensation plans not approved by security holders	2,389		397.60	-

Total	238,464	(2)		27,326

(1)	Includes stock options to purchase 358 shares of our common stock issued under the prior equity compensation plan.
(2)	In addition to RSUs, these securities consist of options for the purchase of 6,992 shares with an average exercise price of $364.72 and warrants for the purchase of 7,500 shares at an average exercise price of $149.07.

Vote Required

The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to approve the amendment and restatement of the Process Pharmaceuticals, Inc. 2019 Omnibus Incentive Plan. Abstentions will have the effect of votes “against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

Board of Directors Recommendation

The Board of Directors Recommends that the Stockholders Vote FOR the Approval of the Amended and Restated Processa Pharmaceuticals, Inc. 2019 Omnibus Incentive Plan.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BD & Company, Inc. (“BD”) as our independent registered certified public accounting firm for the fiscal year 2024 and has further directed that the selection of BD be submitted to a vote of stockholders at the annual meeting for ratification.

In selecting BD to be our independent registered public accounting firm for 2024, our Audit Committee considered the results from its review of BD’s independence, including (i) all relationships between BD and our Company and any disclosed relationships or services that may impact BD’s objectivity and independence; and (ii) BD’s performance and qualification as an independent registered public accounting firm.

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Our Audit Committee charter does not require that our stockholders ratify the selection of BD as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate governance practice. If our stockholders do not ratify the selection, our Audit Committee may reconsider whether to retain BD, but still may retain the firm. Even if the selection is ratified, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Representatives of BD are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Audit and Non-Audit Fees Billed to the Company by Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed to Processa for the years ended December 31, 2023 and 2022 by BD & Company, Inc.:

Service Type	2023	2022

Audit Fees	$94,000	$86,000

Audit-Related Fees	-	-

Tax Fees	-	-

All Other Fees	1,657	42,000

Total	$95,657	$128,000

Audit Fees. These fees were for professional services rendered for 2023 and 2022 in connection with the audit of our annual financial statements on Form 10-K and review of the financial statements included in our Quarterly Reports on Form 10-Q. The amounts also include fees for services that are normally provided by BD & Company, Inc. in connection with statutory and regulatory filings and engagements for the years identified.

All Other Fees. These fees were primarily for services related to our Registration Statements and related comfort letters in 2023 and 2022.

Audit Committee Policies and Procedures for Pre-Approval of Independent Auditor Services

The following describes the Audit Committee’s policies and procedures regarding pre-approval of the engagement of the Company’s independent auditor to perform audit as well as permissible non-audit services for the Company.

For audit services and audit-related fees, the independent auditor will provide the Committee with an engagement letter during the first quarter of each year outlining the scope of the audit services proposed to be performed in connection with the audit of the current fiscal year. If agreed to by the Committee, the engagement letter will be formally accepted by the Committee at an Audit Committee meeting held as soon as practicable following receipt of the engagement letter. The independent auditor will submit to the Committee for approval an audit services fee proposal after acceptance of the engagement letter.

For non-audit services and other fees, Company management may submit to the Committee for approval (during May through September of each fiscal year) the list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year. The list of services must be detailed as to the particular service and may not call for broad categorical approvals. Company management and the independent auditor will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Committee will consider for approval both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

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To ensure prompt handling of unexpected matters, the Audit Committee delegates to its Chairman the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman will report any action taken pursuant to this delegation to the Committee at its next meeting.

All audit and non-audit services provided to the Company are required to be pre-approved by the Committee.

Vote Required

The affirmative vote of a majority of the votes cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter shall ratify the selection of BD as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Abstentions will be treated as votes “against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors recommends a vote FOR the ratification of the appointment of our Independent Registered Public Accounting Firm.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The audit committee discussed with management the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The audit committee also reviewed our consolidated financial statements for fiscal year 2023 with BD & Company, Inc., our independent auditors for fiscal year 2023, who were responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The audit committee has discussed with BD & Company, Inc. the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

The audit committee has received the written disclosures and the letter from BD & Company, Inc. mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence and has discussed with BD & Company, Inc. its independence and has considered whether the provision of non-audit services provided by BD & Company, Inc. is compatible with maintaining BD & Company, Inc.’s independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the Securities and Exchange Commission. The audit committee has selected BD & Company, Inc. as our independent auditor for 2024.

This report is submitted by the members of the audit committee of the Board of Directors.

Justin Yorke (Chair)

Geraldine Pannu

Khoso Baluch

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PROPOSAL NO. 4

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

As required by the rules under the Securities Exchange Act of 1934, you are being asked to vote to approve, on an advisory or non-binding basis, an advisory resolution on the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with rules promulgated by the SEC. This resolution is commonly referred to as a “say-on-pay” resolution.

We ask that you indicate your support for our executive compensation policies and practices as described in “Executive Compensation” and the accompanying tables and related disclosures in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement. Your vote is advisory and so will not be binding on the Compensation Committee or the Board of Directors. However, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when structuring future executive compensation arrangements. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and voting on the proposal will be required for approval.

We believe that the experience, abilities and commitment of our named executive officers are unique in the biotechnology industry, and we recognize the need to fairly compensate and retain a senior management team that has produced excellent results. Accordingly, the Compensation Committee makes compensation decisions for our executive officers after consideration of the following primary objectives:

●	to conserve our cash and align the interests of our executives with our corporate strategy, business objectives, and the long-term interests of our stockholders, our executive compensation is primarily in the form of equity;
●	to reward executives for actions that create short-term and long-term sustainable stockholder value; and
●	to attract, incentivize, and retain our executive talent.

Further, our executive compensation program is based on market best practices to ensure that it is appropriately risk-based and competitive with similar companies in our industry. We do not believe that our executive compensation program encourages our management to take excessive risks.

The Board of Directors encourages you to carefully review the information regarding our executive compensation program contained in this Proxy Statement, beginning on page 28 as well as the Summary Compensation Table and other related compensation tables and narrative discussion, which provide detailed information on the compensation of our named executive officers.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution:

RESOLVED, that the stockholders of Processa Pharmaceuticals, Inc. (the “Company”) approve, on an advisory basis, the 2024 compensation of the Company’s named executive officers disclosed in the Executive Compensation section of the Company’s proxy statement.

Our Board of Directors recommends a vote FOR the approval of the advisory resolution on executive compensation.

CORPORATE GOVERNANCE

Board Composition

Currently, our Board of Directors is comprised of six members. Each director has been elected to hold office until the next annual meeting of shareholders or special meeting in lieu of such annual meeting or until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

Our Board of Directors may consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not only limited to race, gender or national origin. We have no formal policy regarding Board diversity. Our Board of Directors’ priority in selecting Board members is identification of persons who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, knowledge of our business, understanding of the competitive landscape and professional and personal experiences and expertise relevant to our growth strategy.

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Board Diversity

Our Corporate Governance Guidelines specify that the Nominating and Governance Committee consider the diversity of our Board of Directors and its committees when identifying and considering board nominees, and committee assignments, and shall strive to achieve an appropriate balance of diverse backgrounds, experiences, ages, genders and ethnicities on our Board of Directors and in our committees.

In August 2021, the SEC approved a Nasdaq Stock Market proposal to adopt new listing rules related to board diversity and disclosure. The new Nasdaq listing rules require all Nasdaq listed companies to disclose consistent and transparent diversity statistics regarding their board of directors. The rules also require most Nasdaq listed companies to have, or explain why they do not have, at least two diverse directors, including one who self-identifies as female and one who self-identifies as either an under-represented minority or LGBTQ+. As seen in the Board Diversity Matrix below, the Company would be in compliance with Nasdaq’s diversity requirement.

The composition of our Board of Directors reflects diversity of gender, race and ethnicity. Specifically, our Board of Directors has one woman, Geraldine Pannu, and four ethnically diverse directors as Khoso Baluch, George Ng, Geraldine Pannu, and Dr. David Young are Asian. We believe the four directors mentioned above are “diverse” under Nasdaq rules, and that we satisfy the diversity requirements under the Nasdaq rules. Our Board of Directors diversity matrix for the current year is below.

Board Diversity Matrix (as of April 29, 2024)
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose
Part I: Gender Identity
Directors	1	5	-	-
Part II: Demographic Background
Asian	1	3
White	-	3

Executive Officer Diversity

In addition to our Board of Directors, we believe that diversity is important among our executive officers, providing valuable variations in backgrounds, experiences and perspectives. Currently, two of our six executive officers are female (Dr. Bigora and Ms. Guy) and, in addition to Mr. Ng and Dr. Young, Mr. Lin is Asian.

Director Independence

The Nasdaq Marketplace Rules require a majority of a listed company’s Board of Directors to be comprised of independent directors. In addition, the Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

Under Rule 5605(a)(2) of the Nasdaq Marketplace Rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other Board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

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Our Board of Directors has reviewed the composition of our Board of Directors and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each of Khoso Baluch, James Neal, Geraldine Pannu, and Justin Yorke is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Our Board of Directors also determined that the directors who serve on our audit committee, our compensation committee, and our nominating and corporate governance committee satisfy the independence standards for such committees established by the SEC and the Nasdaq Marketplace Rules, as applicable. In making such determinations, our Board of Directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

There are no family relationships among any of our directors or executive officers.

Committees of the Board of Directors

Each of the below committees has a written charter approved by our Board of Directors located at our website: www.processapharmaceuticals.com. Each of the committees’ report to our Board of Directors as such committee deems appropriate and as our Board of Directors may request. Copies of each charter are posted on the investor relations section of our website. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. In addition, from time to time, special committees may be established under the direction of our Board of Directors when necessary to address specific issues.

The Board of Directors met six times during 2023. All directors attended each meeting.

Audit Committee

Our audit committee is comprised of Khoso Baluch, Geraldine Pannu, and Justin Yorke, with Justin Yorke serving as chairman of the committee. Our Board of Directors has determined that each member of the audit committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable Nasdaq Listing Rules, and has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board of Directors has determined that Justin Yorke is an “audit committee financial expert” within the meaning of the SEC regulations and the applicable Nasdaq Listing Rules. The audit committee’s responsibilities include:

●	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
●	ensuring the independence of the independent registered public accounting firm;
●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
●	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
●	considering the effectiveness of our internal controls and internal audit function;
●	reviewing material related-party transactions or those that require disclosure; and
●	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

The audit committee met four times during 2023. All the committee members attended each meeting, with the exception of Khoso Baluch who did not attend one meeting.

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Compensation Committee

Our compensation committee is comprised of Khoso Baluch, James Neal and Geraldine Pannu, with Geraldine Pannu serving as chairman of the committee. Each member of this committee is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Our Board of Directors has determined that each member of the compensation committee is “independent” as defined in the Nasdaq Listing Rules. The composition of our compensation committee meets the requirements for independence under the Nasdaq Listing Rules, including the applicable transition rules. The compensation committee’s responsibilities include:

●	reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers;
●	reviewing and recommending to our Board of Directors the compensation of our directors;
●	reviewing and recommending to our Board of Directors the terms of any compensatory agreements with our executive officers;
●	administering our stock and equity incentive plans;
●	reviewing and approving, or making recommendations to our Board of Directors with respect to incentive compensation and equity plans; and
●	reviewing all overall compensation policies and practices.

The compensation committee met two times during 2023. All the committee members attended each meeting, with the exception of Khoso Baluch, who did not attend one meeting.

Nominating and Governance Committee

Our nominating and governance committee is comprised of James Neal, Geraldine Pannu and Justin Yorke, with Justin Yorke as the chairman of the committee. Our Board of Directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq Listing Rules. The nominating and corporate governance committee’s responsibilities include:

●	identifying and recommending candidates for membership on our Board of Directors;
●	recommending directors to serve on Board committees;
●	reviewing and recommending our corporate governance guidelines and policies;
●	reviewing proposed waivers of the code of conduct for directors and executive officers;
●	evaluating, and overseeing the process of evaluating, the performance of our Board of Directors and individual directors; and
●	assisting our Board of Directors on corporate governance matters.

The nominating and governance committee did not meet in 2023.

Leadership Structure and Risk Oversight

On July 11, 2022, Justin Yorke became the Chairman of the Board of Directors. Prior to that time, Dr. David Young, our former Chief Executive Officer (now President, Research and Development) also served as Chairman of the Board. Our Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors, as our Board of Directors believes it is in our best interest to make that determination based on our position and direction and the membership of the Board of Directors.

Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of our operations and corporate functions, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our Board committees also oversees the management of our risks that fall within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer reports to the audit committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm and our Chief Financial Officer. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our Board of Directors regarding these activities.

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Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

Code of Business Conduct and Ethics

We maintain a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our code of business conduct and ethics is available on our website at www.processapharmaceuticals.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website or in a Current Report on Form 8-K.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding;

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated; or

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation or any law or regulation respecting financial institutions or insurance companies.

Except as set forth above and in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers, as of April 22, 2024. For information with respect to Mr. Ng and Dr. Young, please refer to “Election of Directors.”

Name	Age	Position
George Ng	50	Chief Executive Officer
Dr. Sian Bigora	63	Chief Development Officer
Wendy Guy	59	Chief Administrative Officer
Patrick Lin	58	Chief Business and Strategy Officer
James Stanker	66	Chief Financial Officer
Dr. David Young	71	President of Research and Development

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Sian Bigora, Pharm.D. - Dr. Bigora has served as our Chief Development Officer since October 4, 2017 and has over 30 years of pharmaceutical research, regulatory strategy and drug development experience working closely with Dr. Young. From 2009 to 2015 Dr. Bigora was Vice President of Regulatory Affairs at Questcor Pharmaceuticals (acquired by Mallinckrodt Pharmaceuticals in 2014), including leading efforts on modernizing the Acthar Gel label and in obtaining FDA approval in Infantile Spasms, events of material importance to Questcor’s subsequent success. During her time at Questcor, she assisted in building an expert regulatory group to address both commercial and development needs for complex products such as Acthar. Dr. Bigora’s role at Questcor included heading up the development of a safety pharmacovigilance group and a clinical quality group. Prior to her position at Questcor, Dr. Bigora was Vice President of Clinical and Regulatory Affairs, U.S. Operations of AGI Therapeutics, plc. In this role, she was responsible for the development and implementation of Global Phase 3 studies and interactions with regulatory authorities. Previously, she operated her own consulting company, serving as the regulatory and drug development expert team member for multiple small and mid-sized pharmaceutical companies. Dr. Bigora held multiple positions in regulatory affairs, operations and project management ending as VP of Regulatory Affairs at the Strategic Drug Development Division of ICON, plc, an international CRO, and at GloboMax LLC, a CRO specializing in FDA drug development, purchased by ICON plc in 2003. Prior to GloboMax, she worked in the Pharmacokinetics and Biopharmaceutics Laboratory at the School of Pharmacy, University of Maryland on the FDA funded Clinical Pharmacology contract and UMAB-FDA contract as a clinical scientist and instructor for FDA reviewers. Dr. Bigora received a Pharm.D. from the School of Pharmacy at the University of Maryland at Baltimore. She also completed a Fellowship in Pharmacokinetics and Pediatric Infectious Diseases at the University of Maryland at Baltimore.

Wendy Guy - Ms. Guy has served as our Chief Administrative Officer since October 4, 2017. She has over 20 years of experience in business operations, management, contracts, human resources recruiting, and finance roles. From 2009 to 2014, Ms. Guy was employed at Questcor Pharmaceuticals (acquired by Mallinckrodt Pharmaceuticals in 2014) as Senior Manager, Business Operations in charge of the Maryland Office for Questcor. During the five years she spent at Questcor, she built a dynamic administrative and contracts team, grew the Maryland Office from two employees to just under 100, and expanded the facility from 1,200 sq. ft. to 15,000 sq. ft. Prior to her position at Questcor, Ms. Guy was Senior Manager, U.S. Operations of AGI Therapeutics, plc. In this role, she was responsible for the day-to-day business and administrative operations of the company. Previously, she held multiple senior level positions with the Strategic Drug Development Division of ICON, GloboMax, and Mercer Management Consulting. Ms. Guy received an A.A. from Mount Wachusett Community College.

Patrick Lin - Mr. Lin has served as our Chief Business & Strategy Officer since October 4, 2017 and has over 25 years of financing and investing experience in the Biopharm Sector. He is founder and, for more than 15 years, Managing Partner of Primarius Capital, a family office that manages public and private investments focused on small capitalization companies. For 10 years prior to forming Primarius Capital, Mr. Lin worked at several Wall Street banking and brokerage firms including Robertson Stephens & Co., E*Offering, and Goldman Sachs & Co. Mr. Lin was Co-Founding Partner of E*Offering. Mr. Lin received an MBA from Kellogg Graduate School of Management, an M.S. in Engineering Management, and a BS from the University of Southern California.

James Stanker - Mr. Stanker has served as our Chief Financial Officer since September 5, 2018. Mr. Stanker has over 30 years of financial and executive leadership experience in the areas of accounting principles and audit standards, regulatory reporting, and fiscal management and strategy. He has served in a financial leadership role as an audit partner at Grant Thornton from February 2000 until his retirement in August 2016 and has served companies in a financial advisory role since that time. His responsibilities included managing the audit quality in the Atlantic Coast Market Territory. From 2009 to 2012, he served as the Global Head of Audit Quality for Grant Thornton International. Mr. Stanker is a Certified Public Accountant (inactive). He has a B.S. in Aeronautics from San Jose State University and an MBA from California State University, East Bay. He currently serves as a director and audit committee chairman for Hesperos, Inc, a private company; and previously served on the Board of Directors of GSE Systems, Inc. Mr. Stanker is also a visiting professor in the George B. Delaplaine School of Business at Hood College.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation awarded to or earned by our Chief Executive Officer and our two other highest paid executive officers for the years ended December 31, 2023 and 2022. In reviewing the table, please note that George Ng joined as our CEO and a director on August 8, 2023. Up until that time, Dr. David Young served as our CEO. Dr. Young, who will continue as a director, transitioned to President, Research and Development to focus on drug development.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)(3)	Total ($)
George Ng(1)	2023	159,091	312,000	-	1,758	472,849
Chief Executive Officer	2022	-	-	-	-	-

David Young	2023	160,200	26,444	-	-	186,644
President, Research and Development and former Chief Executive Officer	2022	93,875	1,068,744	-	-	1,162,619

Sian Bigora	2023	160,200	136,862	-	24,665	321,727
Chief Development Officer	2022	93,875	955,283	-	26,434	1,075,592

James Stanker	2023	160,200	182,424	-	-	342,624
Chief Financial Officer	2022	93,875	946,403	-	-	1,040,278

(1)	Mr. Ng joined the Company on August 8, 2023 and, therefore, did not receive any compensation during fiscal year 2022.
(2)	Reflects the aggregate grant date fair value of RSUs granted calculated in accordance with FASB ASC Topic 718. Assumptions applicable to these valuations and other information can be found in Note 5 of the Notes to Consolidated Financial Statements — Stock-Based Compensation contained in the Processa Pharmaceuticals, Inc. Annual Report on Form 10-K for the year ended December 31, 2023.
(3)	Amounts reflect the dollar value of group health insurance premiums for the named executive officer.

The number of common shares/RSUs awarded in 2023 and 2022 to our executive officers, except Mr. Ng who became our CEO in August 2023, was a combination of awards resulting from (i) a desire by the executive officers to conserve our cash and receive a portion of their compensation in the form of restricted stock units (Cash Salary Shortfall RSUs); and (ii) an annual restricted stock unit award.

For 2023, the components of compensation for our current executive officers who received RSUs as a result of their cash salary shortfall were as follows:

Name	Total Cash Compensation	Fair Value of Total Equity Compensation		Total Compensation(1)	Number of Common Shares/RSUs Awarded
David Young	$160,200	$26,444	(1)	$186,644	1,202
Sian Bigora	160,200	136,862		297,062	6,221
Wendy Guy	160,200	105,402		265,602	4,791
Patrick Lin	160,200	105,402		265,602	4,791
James Stanker	160,200	182,424		342,624	8,292
	$801,000	$556,534		$1,357,534	25,297

(1)	Excludes health insurance premiums included in the Summary Compensation Table.
(2)	Dr. Young was originally granted RSUs for the future issuance of 11,702 shares of common stock, but prior to receipt, he requested that RSUs for 10,500 shares of common stock be reallocated to certain other employees, including 2,500 shares to Mr. Stanker. The fair value of the 2,500 shares was included in the computation of the fair value of Mr. Stanker’s equity compensation.

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For 2022, the components of compensation for our current executive officers who received RSUs as a result of their cash salary shortfall was as follows:

Name	Total Cash Compensation	Fair Value of Total Equity Compensation	Total Compensation(1)	Number of Common Shares/RSUs Awarded

David Young	93,875	1,068,744	1,162,619	17,808
Sian Bigora	93,875	955,283	1,049,158	15,595
Wendy Guy	93,875	925,683	1,019,558	15,018
Patrick Lin	93,875	925,683	1,019,558	15,018
James Stanker	93,875	946,403	1,040,278	15,422
	$469,375	$4,821,797	$5,291,172	78,861

(1)	Excludes health insurance premiums included in the Summary Compensation Table.

The portion of equity compensation related to the cash salary shortfall representing the difference between the originally established base salary and the cash portion paid was paid in the form of restricted stock units based on the average price per share during the month earned, vesting quarterly. The Board of Directors in both 2022 and 2023 set a minimum floor price for the computation of the number of shares to be granted at a price significantly higher than the closing price on the date the awards were made. Since the average closing price during that period was significantly less than the computational price used, the number of restricted stock units granted to each executive officer was less than what would have been awarded had the number been computed based on the average closing share price during the computational period.

Narrative to the Summary Compensation Table

Overview of Our Executive Compensation Philosophy and Design

We believe that a skilled, experienced and dedicated executive and senior management team is essential to the future performance of our Company and to building stockholder value. We have sought to establish competitive compensation programs that enable us to attract and retain executive officers with these qualities. The other objectives of our compensation programs for our executive officers are the following:

●	to motivate our executive officers to achieve strong financial performance;

●	to attract and retain executive officers who we believe have the experience, temperament, talents and convictions to contribute significantly to our future success; and

●	to align the economic interests of our executive officers with the interests of our stockholders.

Our executive compensation philosophy in 2022 and 2023 centered on providing the majority of each executive officers compensation in common stock. This allowed us to conserve our cash and utilize it in our clinical and other operating activities.

Setting Executive Compensation

Our compensation committee has primary responsibility for, among other things, determining our compensation philosophy, evaluating the performance of our named executive officers, setting the compensation and other benefits of our named executive officers and administering our equity compensation plan.

It is our CEO’s responsibility to provide recommendations to the compensation committee for most compensation matters related to executive compensation. The recommendations are based on a general analysis of market standards and trends and an evaluation of the contribution of each executive officer to our performance. Our compensation committee considers, but retains the right to accept, reject or modify such recommendations and has the right to obtain independent compensation advice. Neither the CEO nor any other members of management is present during executive sessions of the compensation committee. The CEO is not present when decisions with respect to his compensation are made. Our Board of Directors appoints the members of our compensation committee and delegates to the compensation committee the direct responsibility for overseeing the design and administration of our executive compensation program.

We have not historically utilized a compensation consultant to set the compensation of our named executive officers.

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Elements of Executive Compensation

We believe the most effective compensation package for our executive officers is one designed to reward achievement of individual and corporate objectives; provide for short-, medium- and long-term financial and strategic goals; and align the interest of management with those of the stockholders by providing incentives for improving stockholder value. To accomplish that objective, our executive officers have, and it is anticipated will continue to receive a significant portion of their annual compensation in the form of RSUs.

We pay our executive officers compensation for services rendered to provide them with a steady source of income for living expenses throughout the year. In 2023, with the exception of Mr. Ng, our executive officers received salaries consisting of cash and equity ranging from $187,000 and $343,000, depending on their position and responsibilities. Dr. Young requested, and the Compensation Committee approved, reallocating RSUs representing 10,500 shares of our common stock that were originally included in Dr. Young’s compensation to other employees. In 2023, with the exception of Mr. Ng, we paid $160,200 to each executive officer as compensation in cash, with the remainder paid in restricted stock units (Cash Salary Shortfall RSUs) vesting on January 1, 2024. In addition to the Cash Salary Shortfall RSUs, we also granted Incentive RSUs to align the interest of our executive officers with those of our stockholders, as the value of the awards granted thereunder is linked to the value of our common stock, which, in turn, is indirectly attributable to the performance of our executive officers. The Incentive RSUs granted on January 1, 2023 vest annually over three years beginning January 1, 2024. Effective January 1, 2024, with the exception of Mr. Ng, our named executive officers’ total base salaries were adjusted to a range from $369,000 to $388,000, still consisting of cash and Cash Salary Shortfall RSUs. Mr. Ng’s 2024 base salary is based on the employment agreement that was executed in August 2023 upon joining the Company, as described below.

For 2022, our executive officers received compensation ranging from $926,000 to $1,069,000, depending on their position and responsibilities. We paid $93,875 of each executive officer’s compensation in cash, with the remainder paid in Cash Salary Shortfall RSUs and Incentive RSUs. The Cash Salary Shortfall RSUs were earned ratably during the year and vested at the end of each calendar quarter. The number of Cash Salary Shortfall RSUs awarded as part of their compensation was based on the monthly average closing price per share for the period of January 1, 2022 to June 30, 2022, and thereafter used a floor amount of $100.00 per share. As a result, the price used to compute the number of Cash Salary Shortfall RSUs awarded was significantly higher than the annual average price quoted on the Nasdaq for the same period. This equated to our executive officers receiving fewer shares as a result of the floor established by the Compensation Committee on July 1, 2022. During 2022, we also granted Incentive RSUs for 37,179 shares of our common stock to our named executive officers. These RSUs were granted in two tranches, one on April 1, 2022 for 20,658 shares and the other on July 11, 2022 (the day the stockholders approved an increase in the number of shares available under our 2019 Omnibus Equity Plan) for 16,521 shares, totaling $2.3 million. These RSUs cliff vested on January 1, 2023.

Adjustments to salaries are expected to be determined annually and may be increased based on the executive officer’s success in meeting or exceeding individual objectives, as well as to maintain market competitiveness. Additionally, base salaries can be adjusted as warranted throughout the year to reflect promotions or other changes in the scope of breadth of an executive officer’s role or responsibilities.

We have traditionally made an annual equity grant to our employees, which include our named executive officers. Excluding Mr. Ng, in 2023 we granted RSUs other than the salary shortfall RSUs for a total of 8,435 shares of our common stock to our three named executive officers totaling a grant date fair value of $186,000, which vest over the subsequent three years from the grant date. Upon joining the Company, we granted Mr. Ng 40,000 RSUs, as described below, with a grant date fair value of $312,000.

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We measure compensation expense for RSUs in accordance with ASC 718, Compensation—Stock Compensation. Stock-based compensation is measured at fair value on grant date and recognized as compensation expense over the requisite service period. For awards with only service-based vesting conditions, we record their fair value as compensation cost using the straight-line method over the service period. For awards that contain performance vesting conditions, we do not recognize the fair value of the awards as compensation expense until achieving the performance condition is considered probable.

Retirement and Other Benefits - We maintain a defined contribution employee retirement plan for our employees, including our named executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee as directed by participants. The 401(k) plan provides us with the discretion to match employee contributions. We currently do not match employee contributions.

Employment Agreements

With the exception of an executive employment agreement with Mr. Ng, we do not currently have any executive employment agreements with any of our named executive officers in connection with their employment. Mr. Ng’s executive employment agreement is summarized below.

George Ng Employment Agreement. On August 8, 2023 (the “Effective Date”), we entered into an employment agreement with Mr. Ng that continues until terminated or modified pursuant to the terms of the employment agreement.

Mr. Ng’s employment agreement entitles him to, among other benefits, the following compensation: (i) an annual base salary of at least $400,000, reviewed annually after December 31, 2024; (ii) a bonus of $50,000 upon the achievement of each of the following two milestones: (1) upon the closing stock price above $1.00 per share for at least ten consecutive trading days on or before February 28, 2024, and (2) upon enrolling the first patient in a Processa-sponsored clinical study for a Next Generation Chemotherapy drug; (iii) pursuant to our 2019 Omnibus Incentive Plan, a grant of RSUs for 20,000 shares which shall vest over three years and a grant of RSUs for an additional 20,000 shares delivered in two tranches when certain milestones have been met; (iv) participation in equity-based long-term incentive compensation plans generally available to senior executive officers of the Company (beginning in 2025); and (v) participation in welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) made available to other executive officers of the Company.

Potential Payments Upon Termination or Change in Control

Mr. Ng’s employment agreement provides that either party may terminate the agreement at-will, and regardless of the manner in which such executive’s service terminates, he is entitled to receive amounts earned during his or her term of service, including salary and other benefits. In addition, the agreement provides that in the event of the executive’s termination for good reason or if Processa exercises its right to terminate the executive, the executive will be eligible to receive the following severance benefits: (i) an amount equal to one-year’s annual base salary; (ii) 12 months of continued health coverage; and (iii) the vesting in full of all of his RSUs or other equity awards then outstanding and subject to time-based vesting.

The following definition is contained in Mr. Ng’s employment agreement:

●	“termination for cause” means a termination of the executive’s employment by Processa due to (i) refusal or inability of executive to perform or observe any of the material duties, responsibilities or obligations set forth in the employment agreement following the Company giving written notice that the specified conduct has occurred and the executive fails to cure the conduct within thirty (30) days after receipt of such notice; (ii) any act involving fraud, theft, misappropriation of funds, or embezzlement; (iii) the executive’s commission of, or being charged with, a felony and/or convicted of any felony or misdemeanor involving dishonesty, violence or moral turpitude, or which in the reasonable judgment of the Company, reflects materially and adversely on the reputation of the Company; (iv) failure to comply with any of the Company’s policies, including but not limited to by engaging in the illegal use of controlled substances, the knowing abuse of prescribed medications, or the misuse of alcohol; or (v) breach of fiduciary duty.

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All severance benefits payable to the executive under his employment agreement are subject to the executive signing, not revoking and complying with a release of claims in favor of Processa.

Processa Pharmaceuticals, Inc. 2019 Omnibus Incentive Plan

We maintain an Omnibus Plan that currently provides us with the authority to issue up to 300,000 shares of our common stock to eligible participants. The two complementary goals of the Omnibus Plan are to attract and retain outstanding individuals to serve as our officers, directors, employees and consultants, and to increase stockholder value by providing participants incentives to increase stockholder value by offering the opportunity to acquire shares of our common stock, receive monetary payments based on the value of our common stock and receive other incentive compensation on the potentially favorable terms that the Plan provides. The following is a summary of the material provisions of the Omnibus Plan:

Administration. The Omnibus Plan is administered by our Board of Directors, the compensation committee of the Board of Directors, any other committee of the Board, any subcommittee of the compensation committee or one or more of our officers to whom the Board or compensation committee has delegated authority, which are collectively referred to as the “Administrator.” The Administrator has the authority to interpret the Omnibus Plan or award agreements entered into with respect to the Omnibus Plan; make, change, and rescind rules and regulations relating to the Omnibus Plan; make changes to, or reconcile any inconsistency in, the Omnibus Plan or any award or agreement covering an award; and take any other action needed to administer the Omnibus Plan.

Eligibility; Participant Award Limits. The Administrator may designate any of the following as a participant under the Omnibus Plan: any officer or employee, or individuals engaged to become an officer or employee, of our company or our affiliates; consultants of our company or our affiliates; and our directors, including our non-employee directors.

Types of Awards. The Omnibus Plan permits the Administrator to grant stock options, stock appreciation rights (SARs), performance units, shares of common stock, restricted stock, restricted stock units, cash incentive awards, dividend equivalent units, or any other type of award permitted under the Omnibus Plan. The Administrator may grant any type of award to any participant it selects, but only our employees or our subsidiaries’ employees may receive grants of incentive stock options within the meaning of Section 422 of the Code. Awards may be granted alone or in addition to, in tandem with, or (subject to the repricing prohibition described below) in substitution for any other award (or any other award granted under another plan of our company or any affiliate, including the plan of an acquired entity).

Shares Reserved under the Omnibus Plan. We have reserved an aggregate of 300,000 shares of our common stock available for issuance under the Omnibus Plan. We may issue all reserved shares pursuant to the exercise of incentive stock options. The number of shares reserved for issuance under the Omnibus Plan will be reduced on the date of the grant of any award by the maximum number of shares, if any, that may become payable with respect to which such award is granted. However, an award that may be settled solely in cash will not deplete the Omnibus Plan’s share reserve at the time the award is granted. If (a) an award lapses, expires, is canceled, or terminates without issuance of shares or is settled in cash, (b) the Administrator determines that the shares granted under an award will not be issuable because the conditions for issuance will not be satisfied, (c) shares are forfeited under an award, or (d) shares are issued under any award and we reacquire them pursuant to our reserved rights upon the issuance of the shares, then those shares are added back to the reserve and may again be used for new awards under the Omnibus Plan. Shares that are tendered or withheld in payment of the exercise price of a stock option or as a result of the net settlement of an outstanding SAR, shares we purchase using proceeds from stock option exercises and shares tendered or withheld to satisfy any federal, state, or local tax withholding obligations may not be made available for re-issuance under the Omnibus Plan.

Transferability. Awards are not transferable other than by will or the laws of descent and distribution, unless the Administrator allows a participant to (i) designate in writing a beneficiary to exercise the award or receive payment under the award after the participant’s death, (ii) transfer an award to a former spouse as required by a domestic relations order incident to a divorce, or (iii) otherwise transfer an award without receiving any consideration.

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Adjustments. If (i) we are involved in a merger or other transaction in which our shares of common stock are changed or exchanged; (ii) we subdivide or combine shares of common stock or declare a dividend payable in shares of common stock, other securities, or other property (other than stock purchase rights issued pursuant to a stockholder rights agreement); (iii) we effect a cash dividend that exceeds 10% of the fair market value of a share of common stock or any other dividend or distribution in the form of cash or a repurchase of shares of common stock that our Board determines is special or extraordinary, or that is in connection with a recapitalization or reorganization; or (iv) any other event occurs that in the Administrator’s judgment requires an adjustment to prevent dilution or enlargement of the benefits intended to be made available under the Omnibus Plan, then the Administrator will, in a manner it deems equitable, adjust any or all of (A) the number and type of shares subject to the Omnibus Plan and which may, after the event, be made the subject of awards; (B) the number and type of shares of common stock subject to outstanding awards; (C) the grant, purchase, or exercise price with respect to any award; and (D) the performance goals of an award.

In any such case, the Administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award, subject to the terms of the Omnibus Plan.

The Administrator may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, authorize the issuance or assumption of awards upon terms and conditions we deem appropriate without affecting the number of shares of common stock otherwise reserved or available under the Omnibus Plan.

Change of Control. To the extent a participant has an employment, retention, change of control, severance, or similar agreement with us or any of our affiliates that discusses the effect of a change of control (as defined in the Omnibus Plan) on the participant’s awards, such agreement will control. Otherwise, unless otherwise provided in an award agreement or by the Administrator prior to the change of control, in the event of a change of control, if the purchaser, successor or surviving entity (or parent thereof) (the “Successor”) agrees, then some or all outstanding awards will be assumed or replaced with the same type of award with similar terms and conditions. If applicable, each award that is assumed must be appropriately adjusted, immediately after such change of control, to apply to the number and class of securities that would have been issuable to a participant upon the consummation of such change of control had the award been exercised, vested, or earned immediately prior to such change of control, and other appropriate adjustment to the terms and conditions of the award may be made.

If a participant is terminated from employment without cause (as defined in the Omnibus Plan) or the participant resigns employment for good reason (as defined in the Omnibus Plan) within 24 months following the change of control, then upon such termination, all of the participant’s awards in effect on the date of such termination will vest in full or be deemed earned in full.

Term of Omnibus Plan. Unless earlier terminated by our Board of Directors, the Omnibus Plan will remain in effect until the date all shares reserved for issuance have been issued, except that no incentive stock options may be issued if the term of the Omnibus Plan extends beyond 10 years from the effective date without stockholder approval of such extension.

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Outstanding Equity Awards at Fiscal Year-End

The following table lists the outstanding equity awards held by each of our named executive officers as of December 31, 2023:

			Stock Option Awards			Restricted Stock Units
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Number of Shares of Stock (#) not Vested(5)	Market Value of Shares not Vested ($)(6)

George Ng	08/08/23		-	-	-	40,000	268,000

David Young	01/01/23	(4)	-	-	-	1,202	8,053
	07/01/21	(2)	-	-	-	215	1,441

Sian Bigora	01/01/23	(4)	-	-	-	3,796	25,433
	01/01/23	(4)	-	-	-	2,425	16,248
	07/01/21	(2)	-	-	-	215	1,441
	06/20/19	(1)	393	-	336.00	-	-
	06/20/19	(1)	87	-	336.00	-	-
	06/20/19	(1)	87	-	336.00	-	-
	06/20/19	(1)	260	-	336.00	-	-

James Stanker	01/01/23	(4)	-	-	-	3,484	23,343
	01/01/23	(4)	-	-	-	4,808	32,214
	07/01/21	(2)	-	-	-	215	1,441
	06/20/19	(1)	393	-	336.00	-	-
	06/20/19	(1)	87	-	336.00	-	-
	06/20/19	(1)	87	-	336.00	-	-
	06/20/19	(1)	260	-	336.00	-	-
	09/01/18	(3)	2,260	-	397.60	-	-
	09/01/18	(3)	129	-	397.60	-	-

(1) Options for the purchase of 827 shares of our common stock granted to each of Dr. Bigora and Mr. Stanker contained either service or performance vesting conditions, have a contractual term of five years and an exercise price equal to the closing price of our common stock on the date of grant of $336.00. Stock options for the purchase of 393 shares of common stock vested one-third on the first anniversary date of the grant, with the remaining options vesting ratably over the subsequent two years. Stock options for the purchase of 434 shares vested upon meeting the following performance criteria: (i) options to purchase 87 shares of our common stock vested on August 29, 2019 when we in-licensed an additional drug asset; (ii) options to purchase 87 shares of our common stock vested on December 31, 2020 when we completed our Phase 2A clinical trial for PCS499; and (iii) options to purchase 260 shares of our common stock vested on October 6, 2020 when we up-listed to the Nasdaq market.

(2) Stock awards in the form of RSUs for 1,074 shares of our common stock granted to each of Dr. Young, Dr. Bigora and Mr. Stanker on July 1, 2021 contained either service or performance vesting conditions and must meet distribution requirements before any shares of common stock will be issued. These stock awards vest (i) 429 shares of our common stock annually over the subsequent two years from the grant date; (ii) 645 shares of our common stock upon meeting the following performance criteria: (a) 215 shares of our common stock when we completed the interim analysis for PCS6422 (which was completed on November 1, 2021); (b) stock awards for 215 of our common stock when we completed the interim analysis for PCS499 (these were cancelled when we stopped enrollment in the trial); and (c) stock awards for 215 of our common stock when we cumulatively raise at least $30 million.

(3) Options for the purchase of 2,389 shares of our common stock granted to Mr. Stanker contained service vesting conditions, have a contractual term of ten years and an exercise price equal to the closing price of our common stock on the date of grant of $397.60. Stock options for the purchase of 2,260 shares of our common stock vested ratably over the subsequent four years from the grant date. Stock options for the purchase of 129 shares of our common stock vested on the first anniversary date of the grant.

(4) On January 1, 2023, stock awards in the form of RSUs were granted to Dr. Young, Dr. Bigora and Mr. Stanker. These stock awards vest (i) 7,280 shares of our common stock on January 1, 2024 and (ii) 8,435 shares of our common stock ratably over the subsequent three years from the date of grant.

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(5) Not included in the above table for each of our named executive officers are RSUs representing 54,174 shares of our common stock that have vested but have not met the distribution requirements as of December 31, 2023.

(6) Market value is based on $6.70 per share, which was the closing market price of our common stock on December 29, 2023, the last trading day of the year.

Director Compensation

On March 8, 2023, our compensation committee recommended, and our Board of Directors approved, an amendment to our compensation plan for non-employee directors. Each non-employee director will receive annual compensation for serving as a director totaling $80,000, consisting of an annual cash retainer of $28,000, payable in quarterly installments and an annual RSU award representing 5,069 shares of our common stock equal to $52,000 total value, which was based on the closing price of our common stock on the date of award. These RSUs vest on the June 27, 2024.

Our directors are also reimbursed for any reasonable out-of-pocket expenses incurred in connection with service as a director.

The table below shows all compensation paid to or earned by our non-employee directors during the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards($)(1)	Total ($)
Khoso Baluch	32,000	51,000	83,000
James Neal	32,000	51,000	83,000
Geraldine Pannu	28,000	26,000	54,000
Justin Yorke	28,000	26,000	54,000

(1)	Reflects the aggregate grant date fair value of RSUs granted in 2023 calculated in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

The following table lists the outstanding equity awards held by each of our directors as of December 31, 2023:

			Stock Option Awards (1)			Restricted Stock Units
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Number of Shares of Stock (#) not Vested	Market Value of Shares not Vested ($)(3)
Khoso Baluch	06/27/23	(2)	-	-	-	5,069	33,962
James Neal	06/27/23	(2)	-	-	-	5,069	33,962
Geraldine Pannu	06/27/23	(2)	-	-	-	5,069	33,962
Justin Yorke	06/27/23	(2)	-	-	-	5,069	33,962
	06/20/19		55	-	336.00	-	-
	06/20/19		10	-	336.00	-	-
	06/20/19		10	-	336.00	-	-
	06/20/19		30	-	336.00	-	-

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(1) Options for the purchase of 105 shares of our common stock granted to Mr. Yorke contained either service or performance vesting conditions, have a contractual term of five years and an exercise price equal to the closing price of our common stock on the date of grant of $336.00. Stock options for the purchase of 55 shares of common stock vested one-third on the first anniversary date of the grant, with the remaining options vesting ratably over the subsequent two years. Stock options for the purchase of 50 shares vested upon meeting the following performance criteria: (i) options to purchase 10 shares of our common stock vested on August 29, 2019 when we in-licensed an additional drug asset; (ii) options to purchase 10 shares of our common stock vested on December 31, 2020 when we completed our Phase 2A clinical trial for PCS499; and (iii) options to purchase 30 shares of our common stock vested on October 6, 2020 when we up-listed to the Nasdaq market.

(2) On June 27, 2023, RSU awards were granted to each director. These RSU awards vest on the earlier of June 27, 2024 or the next annual shareholder meeting. These RSUs also have distribution requirements, such that they will be distributed on the earlier of: the end of their appointment or reappointment as a director; the third anniversary of the grant date; a change of control; or their death.

(3) Market value is based on $6.70 per share, which was the closing market price of our common stock on December 29, 2023, the last trading day of the year.

Compensation Committee Report

Our compensation committee has reviewed and discussed the Executive Compensation information contained in this proxy statement with management. Based on our compensation committee’s review and discussions with management, our compensation committee recommended to our Board of Directors that the compensation information be included in this proxy statement.

This report is submitted by the members of the compensation committee of the Board of Directors:

Geraldine Pannu (Chair)

Khoso Baluch

James Neal

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our common stock at April 22, 2024 for:

●	Each of our directors;
●	Each of our named executive officers;
●	All of our current directors and executive officers as a group; and
●	Each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

The number of shares of our common stock beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 22, 2024, through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 2,856,104 shares of our common stock outstanding as of April 22, 2024. Shares of our common stock that a person has the right to acquire within 60 days of April 22, 2024, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.

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	Shares beneficially owned
	Shares	Percent
Name and address of beneficial owner (1)
Officers and Directors

Sian Bigora (2)	49,262	1.7%
Wendy Guy (3)	39,156	1.4%
Patrick Lin (4)	48,002	1.7%
George Ng	20,000	*
James Stanker (5)	29,953	1.0%
David Young (6)	159,176	5.5%
Khoso Baluch (7)	1,398	*
James Neal (8)	721	*
Geraldine Pannu (9)	2,882	*
Justin Yorke (10)	35,074	1.2%

Total for all Executive Officers and Directors (10 total)	385,624	13.0%

* represents less than 1%

(1) Unless otherwise indicated, the address for each beneficial owner listed is c/o Processa Pharmaceuticals, Inc., 7380 Coca Cola Drive, Suite 106, Hanover, Maryland 21076.

(2) Consists of (i) 21,459 shares of common stock held directly by Dr. Bigora; (ii) 6,668 shares held by CorLyst; (iii) restricted stock units representing 20,308 shares of common stock issuable within 60 days of April 22, 2024; and (iv) stock options for the purchase of 827 shares of common stock exercisable within 60 days of April 22, 2024.

(3) Consists of (i) 11,433 shares of common stock held directly by Ms. Guy; (ii) 8,335 shares held by CorLyst; (iii) restricted stock units representing 18,561 shares of common stock issuable within 60 days of April 22, 2024; and (iv) stock options for the purchase of 827 shares of common stock exercisable within 60 days of April 22, 2024.

(4) Consists of (i) 28,614 shares of common stock held by Mr. Lin; (ii) restricted stock units representing 18,561 shares of common stock issuable within 60 days of April 22, 2024; and (iii) stock options for the purchase of 827 shares of common stock exercisable within 60 days of April 22, 2024.

(5) Consists of (i) 6,120 shares of common stock held directly by Mr. Stanker; (ii) restricted stock units representing 20,617 shares of common stock issuable within 60 days of April 22, 2024; and (iii) stock options for the purchase of 3,216 shares of common stock exercisable within 60 days of April 22, 2024.

(6) Consists of (i) 80,544 shares of common stock held directly by Dr. Young; (ii) 18,851 shares held by family entities; (iii) 41,464 shares held by CorLyst, LLC (“CorLyst”) (22,920 shares held on behalf of entities controlled by Dr. Young and 18,544 shares held on behalf of other stockholders); and (iv) restricted stock units for 18,317 shares of our common stock issuable within 60 days of April 22, 2024. Dr. Young is the Chief Executive Officer and Managing Member of CorLyst. Dr. Young disclaims beneficial ownership of a portion of CorLyst shares.

(7) Consists of 1,398 shares of common stock held directly by Mr. Baluch.

(8) Consists of 721 shares of common stock held directly by Mr. Neal.

(9) Consists of 2,882 shares of common stock held directly by Ms. Pannu.

(10) Justin Yorke is a manager of the Richland Fund, LLC. The shares of common stock reported for Mr. Yorke include (i) 3,737 shares of common stock held directly by Mr. Yorke; (ii) the 31,232 shares held by the Richland Fund, LLC; and (iii) stock options for the purchase of 105 shares of common stock exercisable within 60 days of April 22, 2024.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than ten percent of our common stock to file reports of their beneficial ownership and changes in ownership (Forms 3, 4, and 5, and any amendment thereto) with the SEC.

Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in fiscal year 2023, except one late Form 4 was filed on July 24, 2023 for each of, Khoso Baluch, James Neal, Geraldine Pannu, Virgil Thompson, and Justin Yorke and another late Form 4 was filed on November 28, 2023 for Justin Yorke.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Policy

The audit committee has adopted written policies and procedures for the committee to review and approve, or ratify related party transactions. These transactions include:

●	transactions that must be disclosed in proxy statements under SEC rules, and

●	transactions that potentially could cause a non-employee director to cease to qualify as an independent director under Nasdaq Stock Market listing requirements.

Transactions that are deemed immaterial under applicable disclosure requirements are generally deemed pre-approved under these written policies and procedures, including transactions with an entity with which a director’s sole relationship is as a non-employee director and the total amount involved does not exceed 1% of the entity’s total annual revenues.

Criteria for committee approval or ratification of a related party transaction, in addition to factors that the committee otherwise deems appropriate under the circumstances, include:

●	whether terms of the transaction are no less favorable than terms generally available from an unaffiliated third party, and

●	in the case of a non-employee director, whether the transaction would disqualify the director from (1) being independent under Nasdaq Stock Market listing requirements, or (2) from serving on the audit committee, compensation committee or nominating and governance committee under Nasdaq Stock Market and other regulatory requirements.

With the exception of the transactions set forth below, we were not a party to any transaction (in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our assets for the last two fiscal years) in which a director, executive officer, holder of more than five percent of our common stock, or any member of the immediate family of any such person has or will have a direct or indirect material interest and no such transactions are currently proposed.

CorLyst, LLC

CorLyst, LLC (“CorLyst”) reimburses us for shared costs related to payroll, health insurance and rent based on actual costs incurred, which are recognized as a reduction of our general and administrative operating expenses in our consolidated statement of operations. We recorded $112,000 and $124,000 in reimbursements during the years ended December 31, 2023 and 2022, respectively. No amounts were due from CorLyst at December 31, 2023 or 2022. Our President, Research and Development is the CEO of CorLyst, and CorLyst is a shareholder. Dr. Young spends a nominal amount of effort related to CorLyst activities. As of April 22, 2024, CorLyst beneficially owns 56,467 shares of our common stock.

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STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action by the stockholders at our next annual meeting, which will be our 2025 annual meeting, must satisfy the requirements set forth in the advance notice provision under our bylaws. To be timely submitted for our 2025 annual meeting but not included in the Company’s proxy statement, any such proposal must be delivered in writing to our Corporate Secretary at the principal executive offices of the Company no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to June 28, 2025 (the one year anniversary of the preceding year’s annual meeting.)

Any stockholder proposal intended to be included in the Company’s proxy statement for the 2025 annual meeting must also satisfy Rule 14a-8 of the Exchange Act and be received no later than January 10, 2025. If the date of the 2025 annual meeting is moved by more than 30 days from the first anniversary of the Annual Meeting, then notice must be received within a reasonable time before we begin to print and send proxy materials.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our stockholders may contact our Board by regular mail to Wendy Guy, our Corporate Secretary at 7380 Coca Cola Drive, Suite 106, Hanover, MD 21076. All communications will be reviewed by management and then forwarded to the appropriate director or directors or to the full Board, as appropriate.

OTHER MATTERS

The Board knows of no matters to be brought before the Annual Meeting other than those identified in this proxy statement. However, if any other matter properly comes before the Annual Meeting or any adjournment of the Annual Meeting, it is the intention of the persons named in the proxy solicited by the Board to vote the shares represented by them in accordance with their best judgment.

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ANNEX A

AMENDED AND RESTATED

Processa pharmaceuticals, inc. 2019 OMNIBUS INCENTIVE PLAN

1.	Purposes, History and Effective Date.

	(a)	Purpose. The Processa Pharmaceuticals, Inc. 2019 Omnibus Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees and consultants and (ii) to increase stockholder value by providing Participants incentives to increase stockholder value by offering the opportunity to acquire shares of the Company’s Stock, receive monetary payments based on the value of such Stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

	(b)	Effective Date. This Plan will become effective, and Awards may be granted under this Plan, on and after the Effective Date. This Plan will terminate as provided in Section 14.

	(c)	History. Prior to the Effective Date, the Company had in effect the Amended and Restated Processa Pharmaceuticals, Inc. 2019 Omnibus Incentive Plan, which plan was amended and restated effective July 11, 2022 (the “Prior Plan”). In April 2024, the Board approved and amendment and restatedment of the Prior Plan, subject to and effective upon approval by the Company’s stockholders at the 2024 annual meeting of stockholders. Awards previously granted under the Prior Plan and still outstanding will be subject to all terms and conditions of the Plan. On December 23, 2019 and January 22, 2024, the Company effected a one-for-seven and one-for-twenty reverse split of the Stock, respectively, and the Share numbers in the Plan were automatically adjusted accordingly.

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2.	Definitions. Capitalized terms used and not otherwise defined in this Plan or in any Award agreement have the following meanings:

	(a)	“Act” means the Securities Act of 1933, as amended from time to time. Any reference to a specific provision of the Act shall include any successor provision thereto and the rules and regulations promulgated under such provision.

	(b)	“Administrator” means the Board or the Committee; provided that, to the extent the Board or the Committee has delegated authority and responsibility as an Administrator of the Plan to one or more committees or officers of the Company as permitted by Section 3(b), the term “Administrator” shall also mean such committee(s) and/or officer(s) to the extent of such delegation.

	(c)	“Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or a Stock Appreciation Right that is exempt from Code Section 409A may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by or is under common control with, the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

	(d)	“Award” means a grant of Options, Stock Appreciation Rights, Performance Units, Stock, Restricted Stock, Restricted Stock Units, a Cash Incentive Award, Dividend Equivalent Units or any other type of award permitted under this Plan.

(e)	“Beneficial Owner” means a Person, with respect to any securities which:

	(i)	such Person or any of such Person’s Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates until such tendered securities are accepted for purchase; or

	(ii)	such Person or any of such Person’s Affiliates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Act and (B) is not also then reportable on a Schedule 13D under the Act (or any comparable or successor report); or

	(iii)	are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii) above) or disposing of any voting securities of the Company.

(f)	“Board” means the Board of Directors of the Company.

(g)	“Cash Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved as described in Section 10.

(h)	“Cause” has the meaning given in a Participant’s employment, retention, change of control, severance, Award agreement or similar agreement with the Company or any Affiliate, or if no such agreement is in effect or does not include a definition of “Cause,” then (i) if the determination of Cause is being made prior to a Change of Control, Cause has the meaning given in the Company’s employment policies as in effect at the time of the determination or (ii) if the determination of Cause is being made following a Change of Control, Cause has the meaning given in the Company’s employment policies as in effect immediately prior to the Change of Control.

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(i)	“Change of Control” means, unless specified otherwise in an Award agreement, the first to occur of any of the following with respect to the Company or any upstream holding company (which, for purposes of this definition, shall be included in references to the Company):

	(i)	any Person (but excluding the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; or

	(ii)	the Company is merged or consolidated with any other corporation or other entity, other than: (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (B) the Company engages in a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities. Notwithstanding the foregoing, a merger or consolidation involving the Company shall not be considered a “Change of Control” if the Company is the surviving corporation and the shares of Stock are not converted into or exchanged for stock or securities of any other corporation, cash or any other thing of value, unless Persons who Beneficially Owned the Shares outstanding immediately prior to such transaction Beneficially Own less than a majority of the outstanding voting securities of the Company immediately following the merger or consolidation;
	(iii)	the sale or disposition of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of 24 consecutive months) other than a sale or distribution of all or substantially all of the Company’s assets to any entity of which at least seventy-five percent (75%) of the combined voting power of the voting securities are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale;

	(iv)	the Company dissolves and liquidates substantially all of its assets; or

	(v)	at any time after the Effective Date, the “Continuing Directors” cease to constitute a majority of the Board. For this purpose, a “Continuing Director” shall mean: (A) the individuals who, at the Effective Date, constitute the Board; and (B) any new Directors (other than Directors designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii), or (iii) of this definition) whose appointment to the Board or nomination for election by Company stockholders was approved by a vote of at least two-thirds of the then-serving Continuing Directors.

Notwithstanding the foregoing, in order to ensure compliance with Code Section 409A when applicable, the foregoing definition shall be deemed amended to the minimum extent necessary to comply with Code Section 409A.

(j)	“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(k)	“Committee” means the Compensation Committee of the Board, any successor committee thereto or such other committee of the Board that is designated by the Board with the same or similar authority. The Committee shall consist only of Non-Employee Directors (not fewer than two (2)) who, to the extent necessary for the Plan to comply with Rule 16b-3 promulgated under the Exchange Act, meet the requirements of a “non-employee director” as defined in Rule 16b-3.

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(l)	“Company” means Processa Pharmaceuticals, Inc., a Delaware corporation, or any successor thereto.

(m)	“Director” means a member of the Board.

(n)	“Dividend Equivalent Unit” means the right granted in connection with Restricted Stock Units or Performance Units, to receive a payment, in cash or Shares, equal to the cash dividends or other cash distributions paid with respect to a Share.

(o)	“Effective Date” means the date the Company’s stockholders approve this Plan.

(p)	“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(q)	“Fair Market Value” means, unless otherwise determined by the Administrator, per Share on a particular date:

(i)	if the Stock is listed on any established stock exchange or traded on any established market, the closing sales price of a Share as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Stock) on such date, as reported in such source as the Administrator deems reliable. Unless otherwise provided by the Administrator, if there is no closing sales price for the Stock on the date of determination, then the Fair Market Value will be the closing sales price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists; or

(ii)	if the Stock is not listed on any exchange or traded on any established market, then the Fair Market Value will be determined by the Administrator in compliance with Code Section 409A and, in the case of an incentive stock option, in compliance with Code Section 422.

Notwithstanding the foregoing, in the case of a sale of Shares, the actual sale price shall be the Fair Market Value of such Shares.

(r)	“Good Reason” has the meaning given in a Participant’s employment, retention, change of control, severance, Award agreement or similar agreement with the Company or any Affiliate, or if no such agreement is in effect or does not include a definition of “Good Reason,” then the occurrence of any of the following events, without the Participant’s advance written consent:

(i)	a material reduction in the Participant’s base salary or cash bonus opportunity;

(ii)	a material adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; or

(iii)	a geographical relocation of the Participant’s principal office location by more than fifty (50) miles that increases the distance of the Participant’s commute.

A Participant’s Termination shall not be considered to have occurred for “Good Reason” unless (A) within ninety (90) days following the occurrence of one of the events listed above the Participant provides written notice to the Company setting forth the specific event constituting Good Reason, (B) the Company fails to remedy the event constituting Good Reason within thirty (30) days following its receipt of the Participant’s notice, and (C) the Participant actually terminates his or her employment with the Company and its Affiliates within thirty (30) days following the end of the Company’s remedy period.

(s)	“Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

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(t)	“Option” means the right to purchase Shares at a stated price for a specified period of time.

(u)	“Participant” means an individual selected by the Administrator to receive an Award.

(v)	“Performance Goals” means any objective or subjective goals selected by the Administrator to measure the level of performance and determine the payout or vesting of an Award. Performance Goals may include, but are not limited to, the performance of the Company or any one or more of its Subsidiaries, Affiliates or other business units with respect to the following measures (singly or in combination): net sales; cost of sales; revenue; gross income; net income; operating income; income from continuing operations; earnings (including before taxes, and/or interest and/or depreciation and amortization); earnings per share (including diluted earnings per share); price per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit; ratio of debt to debt plus equity; return on stockholder equity; return on capital; return on assets; operating working capital; average accounts receivable; economic value added; total stockholder return; customer satisfaction; operating margin; profit margin; sales performance; sales quota attainment; new sales; cross/integrated sales; customer engagement; internal revenue growth; client retention; the achievement of research, production, or regulatory approval milestones; achievement of merger or acquisition milestones (including but not limited to identification of acquisition candidates). Performance goals may also relate to a Participant’s individual performance.

The Administrator reserves the right to adjust Performance Goals, or modify the manner of measuring or evaluating a Performance Goal, for any reason the Administrator determines is appropriate, including but not limited to: (i) by excluding the effects of charges for reorganizing and restructuring; discontinued operations; asset write-downs; gains or losses on the disposition of a business; or mergers, acquisitions or dispositions; and extraordinary, unusual and/or non-recurring items of gain or loss; (ii) excluding the costs of litigation, claims, judgments or settlements; (iii) excluding the effects of changes in laws or regulations affecting reported results, or changes in tax or accounting principles, regulations or law; and (iv) excluding any accruals of amounts related to payments under the Plan or any other compensation arrangement maintained by the Company or an Affiliate.

The inclusion in an Award agreement of specific adjustments or modifications shall not be deemed to preclude the Administrator from making other adjustments or modifications, in its discretion, as described herein, unless the Award agreement provides that the adjustments or modifications described in such agreement shall be the sole adjustments or modifications.

(w)	“Performance Unit” means the right to receive a cash payment and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved (and the other requirements described in the Award agreement, if any, are met).

(x)	“Person” has the meaning given in Section 3(a)(9) of the Exchange Act as modified and used in Section 13(d) and 14(d) thereof, or any group of Persons acting in concert.

(y)	“Plan” means this Processa Pharmaceuticals 2019 Omnibus Incentive Plan, as it may be amended from time to time.

(z)	“Restricted Stock” means Shares that are subject to a risk of forfeiture or restrictions on transfer, or both, which may lapse upon the achievement or partial achievement of Performance Goals or upon the completion of a period of service, or both.

(aa)	“Restricted Stock Unit” means the right to receive a Share or a cash payment, the value of which is equal to the Fair Market Value of one Share.

(bb)	“Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

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(cc)	“Share” means a share of Stock.

(dd)	“Stock” means the common stock of the Company, par value $0.0001 per share.

(ee)	“Stock Appreciation Right” or “SAR” means the right to receive a cash payment, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(ff)	“Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

(gg)	“Termination” means cessation of employment by, or service to, the Company or an Affiliate for any reason. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i)	the date of a Participant’s Termination shall be the date the Participant ceases to perform services for the Company or an Affiliate, without regard to whether the Participant thereafter continues to receive any compensatory payments or is paid salary in lieu of notice of Termination, and shall disregard any notice or severance period that the Participant may be entitled to receive;

(ii)	a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have experienced a Termination;

(iii)	a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s Termination with the Company and its Affiliates;

(iv)	a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have experienced a Termination until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(v)	a Participant employed by an Affiliate will be considered to have experienced a Termination when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s Termination triggers the payment of compensation under such Award, then the Participant will be deemed to have experienced a Termination upon their “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of their “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

3.	Administration.

(a)	Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan or any agreement covering an Award; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

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(b)	Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to either a subcommittee consisting of one or more Committee members or to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board or sub-committee of the Committee consisting entirely of Non-Employee Directors who also qualify as “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

(c)	No Liability; Indemnification. No member of the Board or the Committee, and no officer or member of any other committee to whom a delegation under Section 3(b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless each such individual as to any acts or omissions, or determinations made, in each case done or made in good faith, with respect to this Plan or any Award to the maximum extent that the law and the Company’s By-Laws permit.

4.	Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its Affiliates; any individual that the Company or an Affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its Affiliates; or any Director, including a Non-Employee Director. The Administrator’s designation of, or granting of an Award to, a Participant will not require the Administrator to designate such individual as a Participant or grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

5.	Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 14(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate, including the plan of an acquired entity).

6.	Shares Reserved under this Plan.

(a)	Plan Reserve. Subject to adjustment as provided in Section 16, an aggregate of 800,000 Shares are reserved for issuance under this Plan, all of which may be issued pursuant to the exercise of incentive stock options. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock.

(b)	Depletion of Reserve. The aggregate number of Shares reserved under Section 6(a) shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, that may become payable with respect to such Award. For the sake of clarity, an Award that may be settled solely in cash shall not cause any depletion of the Plan’s Share reserve at the time such Award is granted.

(c)	Replenishment of Reserve. If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis) or is settled in cash, (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award, or (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (iv) may not be issued pursuant to incentive stock options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: (A) Shares purchased by the Company using proceeds from Option exercises; (B) Shares tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding Stock Appreciation Right; or (C) Shares tendered or withheld to satisfy federal, state or local tax withholding obligations.

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7.	Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of vesting and exercise; (f) the term, except that an Option must terminate no later than ten (10) years after the date of grant; and (g) the manner of payment of the exercise price. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure. To the extent permitted by the Administrator, and subject to such procedures as the Administrator may specify, the payment of the exercise price of Options may be made by (w) delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (x) by delivery to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (y) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (z) by any combination of (w), (x) and/or (y). Except to the extent otherwise set forth in an Award agreement, a Participant shall have no rights as a holder of Stock as a result of the grant of an Option until the Option is exercised, the exercise price and applicable withholding taxes are paid and the Shares subject to the Option are issued thereunder.

8.	Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (b) the number of Shares to which the SAR relates; (c) the grant price, which may never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (d) the terms and conditions of exercise or maturity, including vesting; (e) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (f) whether the SAR will be settled in cash, Shares or a combination thereof.

9.	Performance and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (c) the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (e) with respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares.

10.	Cash Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Cash Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment.

11.	Dividends and Dividend Equivalent Units.

(a)	Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (i) payment of the Award will be made concurrently with dividend payments or credited to an account for the Participant which provides for the deferral of such amounts until a stated time; (ii) the Award will be settled in cash or Shares; and (iii) as a condition for the Participant to realize all or a portion of the benefit provided under the Award, the same vesting or performance requirements applicable to the related Award must be achieved.

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(b)	Notwithstanding anything in the Plan or an Award to the contrary, no dividends or Dividend Equivalent Units may be paid with respect to an Award that is subject to Performance Goals unless and until such Performance Goals have been satisfied.

12.	Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to a Participant other Stock-based Awards, including shares of unrestricted Stock, as replacement for other compensation to which the Participant is entitled, such as in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or as a bonus.

13.	Transferability. Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) otherwise transfer an Award; provided, however, that with respect to clause (c) above the Participant may not receive consideration for transferring the Award.

14.	Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)	Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 14(b), this Plan will terminate on the tenth (10th) anniversary of the date of the Plan’s then-most-recent approval by the Company’s stockholders.

(b)	Termination and Amendment. The Board or the Administrator may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)	the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law; and

(ii)	stockholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law. Such amendments include, but are not limited to, an amendment to materially increase the number of Shares reserved under Section 6(a) (except as permitted by Section 16) or an amendment that would diminish the protections afforded by Section 14(e).

(c)	Amendment, Modification, Cancellation and Disgorgement of Awards.

(i)	Except as provided in Section 14(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that, except as otherwise provided in the Plan or the Award agreement, any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of an Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in such Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 16 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant (or any other person(s) as may then have an interest in the Award). Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

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(ii)	Notwithstanding anything to the contrary in an Award agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit the Award, and require the Participant to disgorge to the Company any gains attributable to the Award, if the Participant engages in any action constituting, as determined by the Administrator in its discretion, Cause for Termination, or a breach of any Award agreement or any other agreement between the Participant and the Company or an Affiliate concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.

(iii)	Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

(d)	Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 14 and to otherwise administer the Plan with respect to then-outstanding Awards will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e)	Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided for in Section 16, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise or grant price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f)	Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 14(b)(ii).

15.	Taxes.

(a)	Withholding. In the event the Company or one of its Affiliates is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may satisfy such obligation by:

(i)	if cash is payable under an Award, deducting (or requiring an Affiliate to deduct) from such cash payment the amount needed to satisfy such obligation;

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(ii)	if Shares are issuable under an Award, then to the extent previously approved by the Administrator (which approval may be set forth in an Award agreement or in administrative rules) (A) withholding Shares having a Fair Market Value equal to such obligations; or (B) allowing the Participant to elect to (1) have the Company or its Affiliate withhold Shares otherwise issuable under the Award, (2) tender back Shares received in connection with such Award or (3) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that the amount to be withheld under this clause (ii) may not exceed the total maximum statutory tax withholding obligations associated with the transaction to the extent needed for the Company and its Affiliates to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires; or

(iii)	deducting (or requiring an Affiliate to deduct) the amount needed to satisfy such obligation from any wages or other payments owed to the Participant, requiring such Participant to pay to the Company or its Affiliate, in cash, promptly on demand, or make other arrangements satisfactory to the Company or its Affiliate regarding the payment to the Company or its Affiliate of the amount needed to satisfy such obligation.

(b)	No Guarantee of Tax Treatment. Notwithstanding any provisions of this Plan to the contrary, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

16.	Adjustment and Change of Control Provisions.

(a)	Adjustment of Shares. If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than stock purchase rights issued pursuant to a stockholder rights agreement) or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust any or all of: (A) the number and type of Shares subject to this Plan (as described in Section 6(a)) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

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Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(b)	Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

(c)	Effect of a Change of Control. To the extent a Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that discusses the effect of a Change of Control on the Participant’s Awards, such agreement shall control. In all other cases, unless provided otherwise in an Award agreement or by the Administrator prior to the date of the Change of Control, in the event of a Change of Control:

(i)	If the purchaser, successor or surviving entity (or parent thereof) so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the purchaser, successor or surviving entity (or parent thereof) in the Change of Control transaction. If applicable, each Award which is assumed by the purchaser, successor or surviving entity (or parent thereof) shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and other appropriate adjustments in the terms and conditions of the Award shall be made. Upon the Participant’s Termination by the successor or surviving entity without Cause, or by the Participant for Good Reason, in either case within twenty-four (24) months following the Change of Control, all of the Participant’s Awards that are in effect as of the date of such Termination shall be vested in full or deemed earned in full (assuming target performance goals provided under such Award were met, if applicable) effective on the date of such Termination.

(ii)	To the extent the purchaser, successor or surviving entity (or parent thereof) in the Change of Control transaction does not assume the Awards or issue replacement awards as provided in clause (i), then immediately prior to the date of the Change of Control:

A.	each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and, unless otherwise determined by the Board or Committee, all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control Price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award (or for no payment, if there is no such excess);

B.	Restricted Stock, Restricted Stock Units (and any related Dividend Equivalent Units) and Shares that are not then vested shall vest;

C.	all Performance Units (and any related Dividend Equivalent Units) that are earned but not yet paid shall be paid in an amount equal to the value of the Performance Unit, and all Performance Units for which the performance period has not expired shall be cancelled in exchange for a payment equal to the product of: (1) the value of the Performance Units that would have been earned if the Performance Goals (as measured at the time of the Change of Control) were to continue to be achieved at the same rate through the end of the performance period, or if higher, assuming the target Performance Goals had been met at the time of such Change of Control; and (2) a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of the Change of Control and the denominator of which is the number of whole months in the performance period;

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D.	all Cash Incentive Awards that are earned but not yet paid shall be paid, and all Cash Incentive Awards that are not yet earned shall be cancelled in exchange for a cash payment in an amount determined by taking the product of: (1) the amount that would have been due under such Award(s) if the Performance Goals (as measured at the time of the Change of Control) were to continue to be achieved at the same rate through the end of the performance period, or if higher, assuming the target Performance Goals had been met at the time of such Change of Control; and (2) a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of the Change of Control and the denominator of which is the number of whole months in the performance period; and

E.	all other Awards not described above that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.

(d)	If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per share Change of Control Price. The Change of Control Price shall equal the price paid or deemed paid per Share in the Change of Control transaction as determined by the Administrator. Notwithstanding anything to the contrary in this Section 16(d), the terms of any Awards that are subject to Code Section 409A shall govern the treatment of such Awards upon a Change of Control, and the terms of this Section 16(d) shall not apply, to the extent required for such Awards to remain compliant with Code Section 409A, as applicable.

(e)	Application of Limits on Payments. Except to the extent the Participant has in effect an employment or similar agreement with the Company or any Affiliate or is subject to a policy that provides for a more favorable result to the Participant upon a Change of Control, in the event that the Company’s legal counsel or accountants determine that any payment, benefit or transfer by the Company under this Plan or any other plan, agreement, or arrangement to or for the benefit of the Participant (in the aggregate, the “Total Payments”) to be subject to the tax (“Excise Tax”) imposed by Code Section 4999 but for this Section 16(e), then, notwithstanding any other provision of this Plan to the contrary, the Total Payments shall be delivered either (i) in full or (ii) in an amount such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1.00) less than the maximum amount that the Participant may receive without being subject to the Excise Tax, whichever of (i) or (ii) results in the receipt by the Participant of the greatest benefit on an after-tax basis (taking into account applicable federal, state and local income taxes and the Excise Tax). In the event that (ii) results in a greater after-tax benefit to the Participants, payments or benefits included in the Total Payments shall be reduced or eliminated by applying the following principles, in order: (A) the payment or benefit with the higher ratio of the parachute payment value to present economic value (determined using reasonable actuarial assumptions) shall be reduced or eliminated before a payment or benefit with a lower ratio; (B) the payment or benefit with the later possible payment date shall be reduced or eliminated before a payment or benefit with an earlier payment date; and (C) cash payments shall be reduced prior to non-cash benefits; provided that if the foregoing order of reduction or elimination would violate Code Section 409A, then the reduction shall be made pro rata among the payments or benefits included in the Total Payments (on the basis of the relative present value of the parachute payments).

17.	Miscellaneous.

(a)	Other Terms and Conditions. The Administrator may provide in any Award agreement such other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate to the extent not otherwise prohibited by the terms of the Plan. No provision in an Award agreement shall limit the Administrator’s discretion hereunder unless such provision specifically so provides for such limitation.

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(b)	Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director.

(c)	No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan. Unless otherwise determined by the Administrator or otherwise provided in any Award agreement, all fractional Shares that would otherwise be issuable under the Plan shall be canceled for no consideration.

(d)	Unfunded Plan; Awards Not Includable for Benefits Purposes. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(e)	Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(f)	Code Section 409A. Any Award granted under this Plan shall be provided or made in such manner and at such time as to either make the Award exempt from, or comply with, the provisions of Code Section 409A, and the provisions of Code Section 409A are incorporated into this Plan to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

(g)	Governing Law; Venue. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Maryland, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in a court sitting in the County of Howard in the State of Maryland.

(h)	Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(i)	Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(j)	Severability. If any provision of this Plan or any award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would cause this Plan, any award agreement or any Award to violate or be disqualified under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

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